Execution Version LA_LAN01:327561.28 Exhibit 2.1 ASSET PURCHASE AGREEMENT between VERIFONE, INC. and CURB TECHNOLOGIES, LLC Dated as of December 11, 2017

LA_LAN01:327561.28 TABLE OF CONTENTS Page ARTICLE I DEFINITIONS AND TERMS Section 1.1 Specific Definitions .................................................................................1 Section 1.2 Other Terms .............................................................................................1 ARTICLE II PURCHASE AND SALE OF THE BUSINESS Section 2.1 Purchase and Sale of Assets ....................................................................1 Section 2.2 Excluded Assets ......................................................................................3 Section 2.3 Assumption of Liabilities ........................................................................4 Section 2.4 Excluded Liabilities .................................................................................4 Section 2.5 Purchase Price .........................................................................................4 Section 2.6 Closing .....................................................................................................5 Section 2.7 Deliveries by Buyer .................................................................................5 Section 2.8 Deliveries by Seller .................................................................................5 Section 2.9 Nonassignability of Assets ......................................................................6 Section 2.10 Withholding .............................................................................................7 Section 2.11 Net Working Capital Adjustment. ...........................................................7 Section 2.12 Buyer as Seller’s Agent With respect to New York City Taxi Licenses 9 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Section 3.1 Organization and Qualification .............................................................10 Section 3.2 US Media Company ..............................................................................10 Section 3.3 Corporate Authorization ........................................................................11 Section 3.4 Consents and Approvals ........................................................................11 Section 3.5 Non-Contravention ................................................................................11 Section 3.6 Binding Effect .......................................................................................12 Section 3.7 Financial Statements ..............................................................................12 Section 3.8 Absence of Changes ..............................................................................13 Section 3.9 Litigation ...............................................................................................13 Section 3.10 Employee Benefits ................................................................................13 Section 3.11 Compliance with Laws ..........................................................................15 Section 3.12 Environmental Matters ..........................................................................15 Section 3.13 Taxes .....................................................................................................16 Section 3.14 Labor Matters ........................................................................................16 Section 3.15 Intellectual Property ..............................................................................17

LA_LAN01:327561.28 Section 3.16 Material Contracts .................................................................................17 Section 3.17 Licenses .................................................................................................20 Section 3.18 Sufficiency of Assets .............................................................................20 Section 3.19 Title to Property .....................................................................................20 Section 3.20 Finders’ Fees .........................................................................................20 Section 3.21 Absence of Liabilities ............................................................................20 Section 3.22 No Other Representations or Warranties; Non-Reliance ......................20 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Section 4.1 Organization and Qualification .............................................................21 Section 4.2 Authorization .........................................................................................21 Section 4.3 Consents and Approvals ........................................................................21 Section 4.4 Non-Contravention ................................................................................21 Section 4.5 Binding Effect .......................................................................................22 Section 4.6 Finders’ Fees .........................................................................................22 Section 4.7 Litigation and Claims ............................................................................22 Section 4.8 Financial Capability ..............................................................................22 Section 4.9 No Other Representations or Warranties; Non-Reliance ......................22 ARTICLE V COVENANTS Section 5.1 Access and Information .........................................................................23 Section 5.2 Tax Matters ............................................................................................24 Section 5.3 Post-Closing Obligations of the Business to Certain Employees ..........27 Section 5.4 Insurance Proceeds ................................................................................31 Section 5.5 Certain Actions ......................................................................................32 Section 5.6 Further Assurances ................................................................................32 Section 5.7 Intellectual Property ..............................................................................33 Section 5.8 Confidentiality .......................................................................................36 Section 5.9 Services from Affiliates .........................................................................37 Section 5.10 Non-Competition; Non-Solicitation; Non-Disparagement ...................38 Section 5.11 Use of Names ........................................................................................38 ARTICLE VI INDEMNIFICATION Section 6.1 Survival .................................................................................................38 Section 6.2 Indemnification by Seller ......................................................................38 Section 6.3 Indemnification by Buyer. .....................................................................39 Section 6.4 Third Party Claim Indemnification Procedures. ....................................39 Section 6.5 Consequential Damages ........................................................................41

LA_LAN01:327561.28 Section 6.6 Adjustments to Losses ...........................................................................41 Section 6.7 Payments ...............................................................................................42 Section 6.8 Characterization of Indemnification Payments .....................................42 Section 6.9 Mitigation ..............................................................................................42 Section 6.10 Exclusive Remedy .................................................................................43 Section 6.11 Release ...................................................................................................43 Section 6.12 Right of Set-Off .....................................................................................44 ARTICLE VII DEFINITIONS Section 7.1 Certain Definitions ................................................................................45 Section 7.2 Other Terms ...........................................................................................60 Section 7.3 Other Definitional Provisions ................................................................60 ARTICLE VIII MISCELLANEOUS Section 8.1 Modification or Amendment .................................................................60 Section 8.2 Waiver ...................................................................................................60 Section 8.3 Counterparts ..........................................................................................61 Section 8.4 Governing Law; Waiver of Jury Trial; Arbitration ...............................61 Section 8.5 Notices ...................................................................................................62 Section 8.6 Entire Agreement ..................................................................................63 Section 8.7 Third-Party Beneficiaries ......................................................................63 Section 8.8 Obligations of Buyer and Seller ............................................................63 Section 8.9 Severability ............................................................................................64 Section 8.10 Public Disclosure ...................................................................................64 Section 8.11 Expenses ................................................................................................65 Section 8.12 Bulk Sales ..............................................................................................65 Section 8.13 Headings ................................................................................................65 Section 8.14 Assignment ............................................................................................65 Section 8.15 Disclaimers ............................................................................................65 EXHIBITS Exhibit A Reserved Exhibit B Form of Transition Services Agreement Exhibit C Form of Hardware Supply Agreement SCHEDULES Schedule 2.1(b) - Excluded Contracts Schedule 2.1(k) - Excluded Bank Accounts

LA_LAN01:327561.28 Schedule 5.2(h) - Tax Allocation Schedule 5.3(d) - Applicable Employees Schedule 5.3(e) - Further Actions Schedule 5.5(a) - Guaranty Obligations Schedule 7.1(a)(i) - Assigned Leases Schedule 7.1(a)(ii) - Seller’s Knowledge Parties Schedule 7.1(a)(iv) - Transferred Patents Schedule 7.1(a)(v) - Transferred Software Schedule 7.1(a)(vi) - Transferred Trademarks

LA_LAN01:327561.28 ASSET PURCHASE AGREEMENT, dated as of December 11, 2017 (this “Agreement”), between VERIFONE, INC., a Delaware corporation (“Seller”), and Curb Technologies, LLC, a Delaware limited liability company (“Buyer”). WITNESSETH: WHEREAS, in addition to its other businesses, Seller is engaged in the Business (as defined below); and WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase and assume from Seller certain assets and liabilities of Seller and one or more of its Subsidiaries (as defined below) Related to the Business (as defined below), in each case as more particularly set forth herein. NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: ARTICLE I DEFINITIONS AND TERMS Section 1.1 Specific Definitions. For purposes of this Agreement, the terms defined in Article VII have the meanings specified or referred to therein. Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement. ARTICLE II PURCHASE AND SALE OF THE BUSINESS Section 2.1 Purchase and Sale of Assets. On the terms set forth herein, at the Closing, Seller shall, or shall cause one or more of its Subsidiaries to, sell, convey, transfer, assign and deliver to Buyer, or one or more Subsidiaries of Buyer as set forth in the relevant bill of sale, assignment, assignment and assumption agreement or other appropriate document of transfer, and Buyer, or such Subsidiary of Buyer, shall purchase from Seller or one or more of its Subsidiaries (i) the issued and outstanding ownership interests in US Media Company free and clear of all Encumbrances (other than transfer restrictions of general applicability under state and federal securities Laws or any Encumbrances created by Buyer), (ii) the Transferred Intellectual Property free and clear of all Encumbrances (other than Permitted Encumbrances) and (iii) all of Seller’s and each of its Subsidiaries’ right, title and interest, as of the Closing, in and to all of the properties, rights and assets of every kind and nature, whether real, personal or mixed,

LA_LAN01:327561.28 tangible or intangible, wherever located (other than the Excluded Assets and other than Intellectual Property), to the extent Related to the Business, including the following assets to the extent Related to the Business free and clear of all Encumbrances (other than Permitted Encumbrances) ((i), (ii) and (iii), collectively, the “Transferred Assets”): (a) all Current Assets; (b) except for this Agreement, the Ancillary Agreements and the Contracts listed on Section 2.1(b) of the Seller Disclosure Letter and subject to Section 2.2(k), all Contracts to which Seller or any of its Subsidiaries is a party (the “Assumed Contracts”), including, without limitation, those Contracts set forth in Section 2.1(c) of the Seller Disclosure Letter; (c) Books and Records; (d) Fixtures and Equipment; (e) Leased Real Property; (f) all causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by Seller or any of its Subsidiaries to the extent primarily related to the Transferred Assets, the Assumed Liabilities or the ownership, use, function or value of any Transferred Asset or Related to the Business, whether arising by way of counterclaim or otherwise, except to the extent included in the Excluded Assets, including, without limitation, any attorney or expert engagements or fee arrangements entered into by Seller or any of its Subsidiaries in connection with any such cause of action, lawsuit, judgment, claim or demand; (g) all lease security deposits under any Assigned Leases; (h) to the extent but only to the extent their transfer is permitted by Law, all Governmental Authorizations and Non-Governmental Authorizations and all applications therefor and renewals thereof; (i) all guaranties, warranties, indemnities and similar rights in favor of Seller or any of its Subsidiaries to the extent primarily related to any Transferred Asset or the Assumed Liabilities or Related to the Business; (j) to the extent but only to the extent their transfer is permitted by the applicable telephone service provider and Law, all telephone numbers used by Seller and Related to the Business and/or primarily related to the Transferred Assets;

LA_LAN01:327561.28 (k) all bank accounts Related to the Business (excluding any cash and cash equivalents in such bank accounts as of the Closing, but including deposits in transit) other than those bank accounts set forth on Schedule 2.1(k); (l) all non-current assets; and (m) all goodwill of the Business or Related to the Business and/or related to the Transferred Assets. Section 2.2 Excluded Assets. Notwithstanding anything herein to the contrary, from and after the Closing, Seller and its Subsidiaries shall retain all of their existing right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Buyer hereunder, and the Transferred Assets shall not include (it being understood that to the extent any assets owned by US Media Company would have constituted an Excluded Asset, Seller has, prior to the Closing, caused US Media Company to transfer and assign such assets to Seller), the following assets specifically set forth in this Section 2.2 (collectively, the “Excluded Assets”): (a) any asset or class of assets excluded from the defined terms set forth in Section 2.1(a)-(m) by virtue of the limitations expressed or implied therein; (b) all Tax Returns of Seller or any of its Subsidiaries and all books and records (including working papers) related thereto; (c) except as provided in Section 5.3 of this Agreement, all rights in connection with and assets of the Seller Compensation and Benefit Plans; (d) all insurance policies and rights thereunder; (e) all cash and cash equivalents excluding deposits in transit; (f) all Intracompany Receivables; (g) all personnel records, other than the Transferred Employees’ Records; (h) all insurance proceeds that relate to events, circumstances or occurrences prior to the Closing; (i) all claims with respect to debtors or debtors-in-possession subject to proceedings under Chapter 11 of Title 11 of the United States Bankruptcy Code to the extent such claims are subject to an order entered by a United States Bankruptcy Court that would void or otherwise materially affect the Transactions in the event any relevant consent is not obtained from such Bankruptcy Court or the relevant debtor or debtor-in-possession prior to the Closing;

LA_LAN01:327561.28 (j) all Contracts other than the Assumed Contracts; and (k) the rights and benefits of the Assumed Contracts to the extent they relate to the period prior to the Closing. Section 2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth herein, at the Closing, Buyer shall assume and thereafter discharge or perform when due only the Assumed Liabilities; provided that with respect to any Assumed Contract that has not been assigned and is treated in accordance with Section 2.9 (an “Unassigned Contract”), Buyer shall not be responsible for Assumed Liabilities arising in connection with any such Unassigned Contract to the extent attributable to a period during which Buyer, via Seller and its Subsidiaries, is unable to obtain substantially all of the benefits of such Unassigned Contract and exercise substantially all of Seller’s and its Subsidiaries’ right under such Unassigned Contract. For example, if the counterparty to a Taxi media lease does not consent to the assignment thereof, then for any period in which such counterparty does not allow Buyer to post advertisements to such counterparty’s Taxis, Buyer shall not be responsible for payment of amounts due to such counterparty in respect of such period. It is understood and agreed that in the event Buyer is not responsible for Assumed Liabilities arising in connection with an Unassigned Contract, Seller may terminate and/or elect not to renew such Unassigned Contract in accordance with the terms of such Unassigned Contract. Section 2.4 Excluded Liabilities. Seller and its Subsidiaries each shall retain and be responsible for all of, and Buyer does not agree to assume, perform or discharge, indemnify Seller or any Person against, or otherwise have any responsibility for any of, the Excluded Liabilities. Section 2.5 Purchase Price. (a) On the terms and subject to the conditions set forth herein, in consideration of the sale of the Transferred Assets, in addition to the assumption of the Assumed Liabilities, Buyer shall pay to Seller at the Closing, an amount in cash equal to $22,500,000 (the “Closing Purchase Price”). (b) On or before the 90th calendar day following the Closing Date, Buyer shall pay, or cause to be paid, by wire transfer of immediately available funds to an account or accounts which have been designated by Seller the Deferred Purchase Price Payment. (c) Interest shall be payable with respect to the Deferred Purchase Price Payment not paid on or prior to the date prescribed therefor in Section 2.5(b) and with respect to the Net Working Capital Payment not paid on or prior to the date prescribed therefor in Section 2.11(f), and all computations of such interest shall be based on a rate of 8%, calculated on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. If the Deferred Purchase Price Payment under this

LA_LAN01:327561.28 Agreement will be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest. Section 2.6 Closing. The Closing shall take place remotely via the exchange of documents and signatures by facsimile or electronic transmission concurrently with the delivery of this Agreement, or at such other place or time as the parties may mutually agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”. The Closing will be deemed effective at 12:01 Eastern Time on the Closing Date. In the event that the entire Closing Purchase Price has not been transferred to Seller in accordance with Section 2.7(a) by 11:59 PM Eastern Time on the date hereof, Seller shall return to Buyer any amount of Closing Purchase Price received by Seller and the Closing shall be deemed not have occurred. Section 2.7 Deliveries by Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, the following: (a) to Seller, the Closing Purchase Price in immediately available funds by wire transfer to an account or accounts which have been designated by Seller; (b) to Seller, such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to Seller, as may be necessary to effect Buyer’s assumption of the Assumed Liabilities and the effective assignment of any Contracts or other Transferred Assets; (c) to Seller, a duly executed counterpart of each of the Ancillary Agreements; and (d) to Seller, a duly executed counterpart of the Curb Intermediate Holdings I LLC Agreement, duly executed by Curb Holdings, LLC. Section 2.8 Deliveries by Seller. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following: (a) bills of sale or other appropriate documents of transfer, in form and substance reasonably acceptable to Buyer, transferring the tangible personal property included in the Transferred Assets to Buyer; (b) assignments, in form and substance reasonably acceptable to Buyer and, if applicable, as required by any Governmental Entity with which Seller’s or any of its Subsidiaries’ rights to any Transferred Intellectual Property have been filed, assigning to Buyer the Transferred Intellectual Property; (c) assignments of the Assigned Leases, in the form and substance reasonably acceptable to Buyer;

LA_LAN01:327561.28 (d) certificates representing all of the outstanding ownership interests of US Media Company or other appropriate evidence of transfer of such ownership interests; (e) assignment and assumption agreements, in form and substance reasonably acceptable to Buyer and Seller, assigning to Buyer all rights of Seller and its Subsidiaries in and to all of the Assumed Contracts, exclusive of any Excluded Liabilities; (f) a duly executed certification that Seller is not a foreign Person within the meaning set forth in Treasury Regulation Section 1.1445-2(b)(2)(iii)(A); (g) a duly executed counterpart of each of the Ancillary Agreements; (h) a duly executed counterpart of the Curb Intermediate Holdings I LLC Agreement, duly executed by VeriFone, Inc.; and (i) such other instruments or documents, in form and substance reasonably acceptable to Buyer, as may be necessary to effect the effective assignment of any Assumed Contracts or other Transferred Assets to Buyer. Section 2.9 Nonassignability of Assets. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, sublease, transfer, conveyance or delivery or attempted sale, sublease, assignment, transfer, conveyance or delivery to Buyer of any asset that would be a Transferred Asset or any claim or right or any benefit arising thereunder or resulting therefrom is prohibited by any applicable Law or would require any governmental or third-party authorizations, approvals, consents or waivers, and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, then following the Closing, the parties shall use their reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers (including in relation to Leased Real Property the provision of any guarantees by Buyer or any of its Subsidiaries (but not of any individual or parent of Buyer), the transfer of existing rental or other deposits constituting Transferred Assets, direct covenants or other security for the performance of the tenant covenants of the Leased Real Property as may be lawfully required); provided, however, that none of Seller or Buyer or any of their respective Affiliates shall be required to make any additional rental or other deposits or pay any consideration therefor other than filing, recordation or similar fees which shall be shared equally by Seller and Buyer. Pending such authorization, approval, consent or waiver, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyer the benefits of use of such asset in the operation of the Business and to Seller or its Affiliates the benefits, including any indemnities, that they would have obtained had the asset been conveyed to Buyer at the Closing. If authorization, approval, consent or waiver for the sale, assignment, sublease, transfer, conveyance or delivery of any such asset not sold, assigned, subleased, transferred,

LA_LAN01:327561.28 conveyed or delivered at the Closing is thereafter obtained, Seller shall, or shall cause the relevant Subsidiaries to, assign, transfer, convey and deliver such asset to Buyer at no additional cost. To the extent that any such asset cannot be transferred or the full benefits of use of any such asset cannot be provided to Buyer following the Closing pursuant to this Section 2.9, then Buyer and Seller shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the parties hereto the economic (taking into account Tax costs and benefits) and operational equivalent, to the extent permitted and reasonably practicable, of obtaining such authorization, approval, consent or waiver and the performance by Buyer of the obligations thereunder. Seller shall hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds and other monies received by Seller or any of its Subsidiaries in connection with its use of any asset that it would not have received but for the arrangements in this Section 2.9 (net of any Taxes and any other costs imposed upon Seller or any of its Subsidiaries in connection with the arrangements under this Section 2.9). Buyer shall pay to Seller, promptly upon receipt of any invoice from Seller, all Losses generated by Seller or any of its Affiliates attributable to Buyer’s use of any asset in connection with the arrangements under this Section 2.9. Section 2.10 Withholding. Buyer and any of its agents shall be permitted to deduct and withhold or cause to be deducted and withheld from any amounts payable pursuant to this Agreement all amounts required to be deducted and withheld under applicable Law. Before any such deduction or withholding is made, Buyer shall provide Seller 30 days’ advance written notice of the intention to make such deduction or withholding, which notice shall include the authority, basis and method of calculation for the proposed deduction or withholding, and Buyer shall (at the Seller’s expense) cooperate with any reasonable request from Seller to obtain reduction of or relief from such deduction or withholding. Any amounts so deducted and withheld in compliance with this Section 2.10 shall be treated for all purposes of this Agreement as paid to such Person in respect of which such deduction and withholding were made by Buyer or any of its agents. Section 2.11 Net Working Capital Adjustment. (a) Within ninety (90) days following the Closing, Buyer shall deliver to Seller a statement of Net Working Capital as of the Closing determined on a basis consistent with the methodologies set forth on the Carve-Out Balance Sheet and the definition thereof (the “Closing Working Capital Statement”) together with reasonable documentation, which shall be prepared from the books and records of the Business. (b) If Seller objects to any amounts reflected on the Closing Working Capital Statement, Seller must, within thirty (30) days after Seller’s receipt of the Closing Working Capital Statement, give written notice (the “Working Capital Dispute Notice”) to Buyer specifying in reasonable detail the objections of Seller, including its alternative statement of Net Working Capital as of the Closing determined on a basis consistent with the methodologies set forth on the Carve-Out Balance Sheet and the

LA_LAN01:327561.28 definition thereof. If Seller fails to timely deliver a Working Capital Dispute Notice, Buyer’s determination of Net Working Capital as of the Closing as set forth in the Closing Working Capital Statement shall be final, binding and conclusive on the parties. Any disputes with respect to the Closing Working Capital Statement shall be resolved pursuant to the procedures set forth in Section 2.11(c). (c) If, within the objection period afforded to Seller pursuant to Section 2.11(b), a Working Capital Dispute Notice is delivered by Seller to Buyer, representatives of the parties shall negotiate in good faith during the twenty (20) day period (the “Working Capital Resolution Period”) after the date of Buyer’s receipt of the Working Capital Dispute Notice to resolve any disputes. If the parties are unable to resolve all such disputes within the Working Capital Resolution Period, then they shall refer any remaining disagreements to the CPA Firm which, acting as experts and not as arbitrators, shall determine, on the basis set forth in and in accordance with this Section 2.11 (and the methodologies set forth in the Carve-Out Balance Sheet and definition of “Net Working Capital”), and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Working Capital Statement and the Net Working Capital amount reflected therein require adjustment. Buyer and Seller shall instruct the CPA Firm to deliver its written determination to Buyer and Seller no later than thirty (30) days after the remaining differences underlying the Working Capital Dispute Notice are referred to the CPA Firm. The written determination of the CPA Firm for each item remaining in disagreement must be within the range of amounts for such item asserted by Buyer in the Closing Working Capital Statement and Seller in the Working Capital Dispute Notice. The CPA Firm’s determination shall be conclusive and binding upon Buyer and Seller and their Affiliates absent manifest error. The fees and disbursements of the CPA Firm shall be borne equally by Buyer and Seller. Buyer and Seller shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties’ respective accountants, to the extent permitted by such accountants) relating to the Closing Working Capital Statement and the Working Capital Dispute Notice and all other items reasonably requested by the CPA Firm in connection therewith. Seller and Buyer shall execute any agreement required by the CPA Firm to accept the engagement contemplated by this Section 2.11(c). The parties agree that the procedure set forth in this Section 2.11 for resolving disputes relating to the Closing Working Capital Statement shall be the sole and exclusive remedy for resolving such disputes; provided, however, that the parties agree that judgment may be entered upon the determination of the CPA Firm in any court having jurisdiction over the party against which such determination is to be enforced. (d) Buyer shall provide to Seller and its accountants reasonable access to the books and records of the Business and to any other information, including work papers of its accountants (to the extent permitted by such accountants), and to any employees during regular business hours and on reasonable advance notice, to the extent necessary for Seller to prepare the Working Capital Dispute Notice and to prepare materials for presentation to the CPA Firm in connection with Section 2.11(c). Buyer and its

LA_LAN01:327561.28 accountants shall have reasonable access to all information used by Seller in preparing the Working Capital Dispute Notice, including the work papers of its accountants (to the extent permitted by such accountants). (e) The final, binding and conclusive determination of Net Working Capital as of the Closing, whether by written agreement between Seller and Buyer or as provided in Section 2.11(b) and Section 2.11(c) shall be the “Final Net Working Capital”. (f) If the Final Net Working Capital is greater than the Target Net Working Capital, then, on or before the fifth Business Day after the determination of Final Net Working Capital, Buyer shall pay to Seller the amount of such difference (such payment, the “Net Working Capital Payment”). If the Target Net Working Capital is greater than or equal to the Final Working Capital, no additional payment by either party shall be due hereunder. Section 2.12 Buyer as Seller’s Agent With respect to New York City Taxi Licenses. From the Closing Date until such time as the New York City Taxi and Limousine Commission and any other necessary Governmental Entity consents to and effects the transfer of the Business’ New York City Taxi Licenses (the “NYC Licenses”) from Seller and its Subsidiaries to Buyer, Seller hereby appoints Buyer or Buyer’s designee as its sole and exclusive agent for performance of any and all obligations and exercise of any and all rights under, pursuant to and in connection with the NYC Licenses. In furtherance of the foregoing, Seller, for itself and on behalf of its Affiliates, hereby appoints Buyer, and any designee of Buyer and any officer of Buyer or such designee, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Seller or its applicable Affiliate, and in the name of Seller or such Affiliate for the purpose of performing any obligation or exercising any right under, pursuant to or in connection with any NYC License, including, without limitation, entering into or amending Contracts for the provision of goods or services to or for Taxis operating in New York City, New York. The power of attorney granted under the foregoing sentence is coupled with an interest and is irrevocable. For the avoidance of doubt, Buyer and its Affiliates will be fully entitled and empowered to collect and retain any and all amounts becoming due and payable after the Closing in connection with the provision of goods and services by Buyer or its Affiliates to and for Taxis operating in New York City, New York. Buyer shall indemnify and defend Seller, and hold Seller harmless with respect to, any penalty, fine, fee, assessment, claim, judgment or other documented out-of-pocket cost incurred by Seller or any of its Affiliates as a result of (i) any act or failure to act by Buyer or its designee in connection with Buyer’s or such designee’s performance of any obligations, or the exercise of any rights, under, pursuant to or in connection with the NYC Licenses, and (ii) Seller or any of its Affiliates carrying out any act expressly requested by Buyer in writing in connection with Buyer performing any obligations or exercising any rights in connection with the NYC Licenses.

LA_LAN01:327561.28 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Seller hereby represents and warrants to Buyer, as of the date of this Agreement (it being understood that to the extent any such representation and warranty speaks as of a particular date, Seller makes such representation and warranty only with respect to such particular date), that, except as otherwise permitted in this Agreement or as set forth (i) in the corresponding sections or subsections of the disclosure letter delivered to Buyer by Seller at the time of entering into this Agreement (the “Seller Disclosure Letter”) or (ii) to the extent that the qualifying nature of a disclosure in the Seller Disclosure Letter with respect to another section or subsection is reasonably apparent on the face of such disclosure, in such other disclosure: Section 3.1 Organization and Qualification. Each of Seller, US Media Company and each of Seller’s Subsidiaries that is selling, conveying or transferring Transferred Assets pursuant to or in connection with this Agreement or any Ancillary Agreement, including US Media Company (Seller, US Media Company and such Subsidiaries, collectively, the “Seller Parties”), is a legal entity duly organized and validly existing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on the Business as presently conducted and is duly licensed or qualified to do business as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business so requires, except where the failure to be so licensed or qualified or in good standing, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect. Section 3.2 US Media Company. (a) Section 3.2 of the Seller Disclosure Letter completely and accurately sets forth the jurisdiction of organization and authorized and outstanding ownership interests of US Media Company as of the date hereof. Seller has heretofore delivered to Buyer complete and correct copies of the Organizational Documents of US Media Company as in effect on the date of this Agreement. All of the outstanding ownership interests of US Media Company have been duly authorized and validly issued and are fully paid and non assessable. (b) There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, commitments or rights of any kind that obligate US Media Company to issue or sell, or that give any Person a right to subscribe for or acquire, or in any way dispose of, any ownership interests, or any securities or obligations exercisable or exchangeable for or convertible into any other ownership interests, of US Media Company, and no securities or obligations evidencing such rights are authorized,

LA_LAN01:327561.28 issued or outstanding. The outstanding ownership interests of US Media Company are not subject to any voting trust agreement or other contract, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of such stock or other ownership interests. (c) Seller has good and valid title to all of the issued and outstanding ownership interests of US Media Company, free and clear of all Encumbrances, other than transfer restrictions of general applicability under state and federal securities Laws or any Encumbrances created by Buyer, and upon delivery by Seller of the outstanding ownership interests of US Media Company at the Closing, good and valid title to the outstanding ownership interests of US Media Company, free and clear of all Encumbrances (other than Permitted Encumbrances and any Encumbrances created by Buyer or resulting from Buyer’s ownership), will pass to Buyer. (d) US Media Company owns no capital stock or equity interests in any Person. (e) At all times since December 31, 2009, US Media Company has been a disregarded entity for U.S. federal income Tax purposes at all times since its formation. Section 3.3 Corporate Authorization. Seller has full corporate power and authority to execute and deliver this Agreement, and each of the other Seller Parties has full power and authority to execute and deliver each of the Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Seller of this Agreement, and the execution, delivery and performance by each of the other Seller Parties of each of the Ancillary Agreements to which it is a party has been duly and validly authorized and no additional corporate or stockholder authorization or consent is required in connection with the execution, delivery and performance by Seller of this Agreement or the execution, delivery and performance by each of the other Seller Parties of any of the Ancillary Agreements to which it is a party. Section 3.4 Consents and Approvals. Except as set forth in Section 3.4 of the Seller Disclosure Letter, no filings, notices and/or reports are required to be made by any of the Seller Parties with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained from, any Governmental Entity or other Person in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements by Seller or any of its Subsidiaries and the consummation of the Transactions, except those the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect on any Seller Party’s ability to perform its obligations under or in connection with this Agreement or the Ancillary Agreements or to prevent the consummation of the Transactions. Section 3.5 Non-Contravention. The execution, delivery and performance of this Agreement by Seller, and the execution, delivery and performance of the Ancillary Agreements by each of the other Seller Parties, does not, and the consummation of the

LA_LAN01:327561.28 Transactions will not, constitute or result in (A) a violation of the certificate of incorporation, by-laws or governing documents of any of the Seller Parties or US Media Company, (B) conflict with or result in a violation or breach of any Law applicable to any Seller Party, the Business or any of the Transferred Assets, (C) with or without notice, lapse of time or both, a breach or violation of, a default or termination (or right of termination) under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on its assets or the assets of any of its Subsidiaries pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon any Seller Party or any Law to which any Seller Party is subject or (D) any change in the rights or obligations of any party under any Contract, except, in the case of clause (C) or (D) above, for any such breach, violation, termination, default, acceleration, creation or change that is not reasonably likely to have a material adverse effect on the ability of the Seller Parties to perform their obligations under or in connection with this Agreement or the Ancillary Agreements or to prevent the consummation of the Transactions. Section 3.6 Binding Effect. This Agreement and each of the Ancillary Agreements, when executed and delivered by Buyer and the other parties thereto, constitutes a valid and legally binding obligation of the Seller Parties, enforceable against each of the Seller Parties in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or general equitable principles. Section 3.7 Financial Statements. (a) Seller has made available to Buyer the following financial information: unaudited condensed combined income statement information and unaudited condensed combined cash flow information for the fiscal year ended October 31, 2016 and October 31, 2017, for the Business (such information being the “Annual Financial Information”). The Annual Financial Information, except as otherwise stated therein, has been derived from the books and records of Seller maintained for purposes of preparing its consolidated financial statements; it being understood that the Annual Financial Information does not include financial statement footnotes or combined balance sheet information and will be subject to normal audit and other adjustments; and provided, further, that the Annual Financial Information does not necessarily reflect the Business’ consolidated results of operations and financial position in the future or what its consolidated results of operations and financial position would have been had it been a stand-alone company during the periods presented. (b) Seller has made available to Buyer unaudited condensed combined income statement and cash flow information for the Business as of and for the nine (9)- month period ended July 31, 2017 (such information being the “Interim Financial Information” and, together with the Annual Financial Information, the “Combined Financial Information”). The Interim Financial Information has been derived from the

LA_LAN01:327561.28 books and records of Seller maintained for purposes of preparing its consolidated financial statements; it being understood that the Interim Financial Information does not include financial statement footnotes or balance sheet information and will be subject to normal year end, audit and other adjustments; and provided, further, that the Interim Financial Information does not necessarily reflect the Business’ consolidated results of operations and financial position in the future or what its consolidated results of operations and financial position would have been had it been a stand-alone company during the periods presented. Section 3.8 Absence of Changes. Other than as set forth in Section 3.8 of the Seller Disclosure Letter, since July 31, 2017, the Business has been conducted in all material respects in accordance with the ordinary course of such business consistent with past practices and there has not been any change or development that is reasonably likely to have a Material Adverse Effect. Section 3.9 Litigation. Except as set forth in Section 3.9 of the Seller Disclosure Letter or as are not or would not be expected to be material to the Business, there are no Proceedings (excluding, for the avoidance of doubt, any subpoena served upon Seller by any Governmental Entity in the ordinary course of Seller’s business) pending or, to Seller’s knowledge, threatened against Seller or any of its Subsidiaries, with respect to or relating to or affecting the Business, the Transferred Assets or the Assumed Liabilities. None of US Media Company, the Business, the Transferred Assets or the Assumed Liabilities is subject to the provisions of, any judgment, order, writ, injunction, decree or award of any Governmental Entity. Section 3.10 Employee Benefits. (a) Section 3.10 of the Seller Disclosure Letter sets forth a true and complete list of each material Seller Compensation and Benefit Plan sponsored or maintained with respect to or for the benefit of Applicable Employees, other than broad-based employee welfare and similar plans that do not provide for salary, bonus, incentive or equity compensation or severance arrangements. For purposes of this Agreement, the term “Seller Compensation and Benefit Plan” shall mean any employee or director benefit plan, arrangement or agreement, including any such plan that is an employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), an employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) or a non-de minimis bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock-based severance, employment, change of control or fringe benefit plan, program or agreement that is sponsored or maintained by Seller or any of its Subsidiaries to or for the benefit of the Applicable Employees. (b) For each Seller Compensation and Benefit Plan listed in Section 3.10 of the Seller Disclosure Letter, Seller has heretofore made available to Buyer true and complete copies of each Seller Compensation and Benefit Plan and (A) each

LA_LAN01:327561.28 writing constituting a part of such Seller Compensation and Benefit Plan, including all amendments thereto; (B) the most recent (x) Annual Reports (Form 5500 Series) and accompanying schedules, if any, (y) audited financial statements and (z) actuarial valuation reports, if any; (C) the most recent determination letter from the Internal Revenue Service (“IRS”) (if applicable) for such Seller Compensation and Benefit Plan; and (D) any related trust agreement or funding instrument now in effect or required in the future as a result of the Transactions. (c) (A) Each Seller Compensation and Benefit Plan has been established, operated and administered in all material respects in compliance with its terms and applicable Laws, including ERISA, the Code and, in each case, the regulations thereunder; (B) each Seller Compensation and Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and, to the knowledge of Seller, there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect the qualification of any such Seller Compensation and Benefit Plan; (C) no Seller Compensation and Benefit Plan is subject to Title IV of ERISA; (D) no Seller Compensation and Benefit Plan provides health, life insurance or disability benefits (whether or not insured), with respect to current or former employees or directors of Seller or its Subsidiaries beyond their retirement or other termination of service, other than (x) coverage mandated by applicable Law or (y) death benefits or retirement benefits under any “employee pension plan” (as such term is defined in Section 3(2) of ERISA); (E) no material liability under Title IV of ERISA has been incurred by Seller, its Subsidiaries or any ERISA Affiliate of Seller that has not been satisfied in full, and, to the knowledge of Seller, no condition exists that presents a risk to Seller, its Subsidiaries or any ERISA Affiliate of Seller of incurring a material liability thereunder; (F) no Seller Compensation and Benefit Plan is a “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA); (G) all contributions or other amounts payable by Seller or its Subsidiaries as of the date hereof with respect to each Seller Compensation and Benefit Plan in respect of current or prior plan years have been, in all material respects, paid or accrued in accordance with GAAP; (H) neither Seller nor its Subsidiaries has engaged in a transaction in connection with which Seller or its Subsidiaries could reasonably be expected to be subject to a material Tax imposed pursuant to Section 4975 of the Code; and (I) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Seller Compensation and Benefit Plan or any trusts related thereto which could reasonably be expected to result in any material liability to Seller or any of its Subsidiaries. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

LA_LAN01:327561.28 (d) Except as set forth in Section 3.10(d) of the Seller Disclosure Letter, none of the execution of this Agreement or the Transactions either alone or together with any other event will, (A) entitle any Applicable Employees to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any Seller Compensation and Benefit Plan, (C) limit or restrict the right of Seller, or, after the consummation of the Transactions, Buyer, to merge, amend or terminate any Seller Compensation and Benefit Plan, or (D) result in payments under any Seller Compensation and Benefit Plan which would not be deductible under Section 280G of the Code. Section 3.11 Compliance with Laws. (a) The Business has not been during the past three (3) years, and is not being, conducted in violation of any Law in any material respect, and no investigation or review by any Governmental Entity with respect to the Business is pending or, to the knowledge of Seller, threatened, nor, to the knowledge of Seller, has any Governmental Entity indicated an intention to conduct the same. Seller has not received any notice or communication of any noncompliance with any such Laws with respect to the Business, the Transferred Assets or the Assumed Liabilities that has not been cured as of the date of this Agreement. (b) The Business is in compliance in all material respects with all Laws applicable to the transfer of personally identifiable information. The Business has employed commercially reasonable security measures and safeguards intended reasonably to protect personally identifiable information from illegal or unauthorized access, download or use by its personnel or third parties. Section 3.12 Environmental Matters. (a) Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of Seller, (i) the Business has complied during the past three (3) years with all applicable Environmental Laws; (ii) no Leased Real Property (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substances; (iii) neither Seller nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third-party property in connection with the Business; (iv) during the past three (3) years the Business has not been associated with any release or threat of release of any Hazardous Substance; (v) neither Seller nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances in connection with the Business; and (vi) there are no circumstances or conditions

LA_LAN01:327561.28 involving the Business that could reasonably be expected to result in any claim, liability or cost or any restriction on the ownership, use or transfer of any of its properties pursuant to any Environmental Law. (b) Except as would not reasonably be expected to have a Material Adverse Effect, each of the Business’ products does and has complied during the past three (3) years with any and all applicable Laws pertaining to the presence (or absence) of specified substances in electrical or electronic or other products; registration or notification of chemical substances in products; labeling of product or product packaging as respects product content or as respects health, safety or environmental effects or attributes or as respects required end-of-life handling or disposition of products or product packaging; and coverage and payment of fees under an approved scheme for end-of-life, return and recycling of products or of product packaging. Section 3.13 Taxes. Except as would not reasonably be expected to have a Material Adverse Effect, (i) all Tax Returns with respect to US Media Company or the Business that are required to be filed on or before the date of this Agreement have been duly filed and all amounts shown to be due and owing thereon have been duly and timely paid; (ii) the Seller Parties have withheld from their employees and timely paid to the appropriate authorities or set aside in an account for such purpose proper and accurate amounts for all periods through the date of this Agreement in compliance with all Tax withholding provisions (including income, social security and employment Tax withholding); (iii) there is no lien for Taxes upon any assets of US Media Company or any of the Transferred Assets nor, to the knowledge of Seller, is any Tax authority in the process of imposing any lien for Taxes on any assets of US Media Company or any of the Transferred Assets, other than liens for Taxes that are not yet due and payable or for Taxes the validity or amount of which is being contested by Seller or one of its Affiliates in good faith by appropriate action; (iv) no issues that have been raised by the relevant Tax authority in connection with any examination of the Tax Returns referred to in paragraph (i) hereof are currently pending, and all deficiencies asserted or assessments made, if any, as a result of such examinations have been paid in full, unless the validity or amount thereof is being contested by Seller or one of its Affiliates in good faith by appropriate action; and (v) US Media Company is not, and, within the past three (3) years, has not been, a party to any Contract with any Person under which US Media Company has agreed to share any Tax Liability. Section 3.14 Labor Matters. There is not pending or, to Seller’s knowledge, threatened, nor has there been for the past three (3) years, any labor strike, walk-out, work stoppage, slow-down or lockout involving any Seller Party in each case with respect to the Applicable Employees, except in each case as would not reasonably be expected to have a Material Adverse Effect. To Seller’s knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made involving Applicable Employees. Seller has previously made available to Buyer correct and complete copies of all collective bargaining agreements or other Contracts with a labor union, works council or labor organization to which any

LA_LAN01:327561.28 Seller Party is party or by which any of them are otherwise bound, in each case with respect to the Applicable Employees. Section 3.15 Intellectual Property. (a) Section 3.15(a) of the Seller Disclosure Letter sets forth a list of all Registered Transferred Intellectual Property and Registered Intellectual Property that is owned by US Media Company, indicating for each such item the registration or application number and the applicable filing jurisdiction (the “Scheduled Intellectual Property”). To the knowledge of Seller, the Scheduled Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Business’ use thereof or its rights thereto and, to the knowledge of Seller, neither the Business, nor any of its products or services, infringes, misappropriates or violates the Intellectual Property of any third party except in any such case as would not reasonably be likely to have a Material Adverse Effect. (b) To the knowledge of Seller, subject to Section 5.7(d) and Section 5.7(e), the Transferred Intellectual Property, the Intellectual Property licensed or used on a hosted basis pursuant to Assumed Contracts, the Seller Licensed Intellectual Property and the Intellectual Property contemplated to be used or otherwise exploited at any time by or on behalf of Seller or any of its Affiliates in connection with the services provided pursuant to the Transition Services Agreement, comprises all of the Intellectual Property necessary for Buyer to conduct the Business immediately following the Closing in the same manner as currently conducted by Seller and its Subsidiaries. (c) Neither Seller nor any of its Subsidiaries has granted any licenses or other rights to third parties to use any of the Transferred Intellectual Property other than non-exclusive licenses granted in the ordinary course of business, licenses or rights to use outside the scope of the Business and exclusive licenses set forth in Section 3.15(c) of the Seller Disclosure Letter. (d) The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Business and have not malfunctioned or failed within the past three (3) years, except in each case as would not reasonably be expected to have a Material Adverse Effect. To Seller’s knowledge, no person has gained unauthorized access to the IT Assets. With respect to the Business, Seller has implemented reasonable backup and disaster recovery technology consistent with industry practices. Section 3.16 Material Contracts. (a) Section 3.16(a) of the Seller Disclosure Letter sets forth a true and complete list of each of the following Contracts Related to the Business:

LA_LAN01:327561.28 (i) any lease of real or personal property providing for annual rentals of $250,000 or more; (ii) other than purchase orders or agreements related to the sale of the Seller’s products and services in the ordinary course of business, including end-of-life raw materials and finished goods inventory purchases, (w) any Contract for the purchase of raw materials that requires payments of $250,000 or more in any year, (x) any Contract for the acquisition of or investment in capital equipment for an aggregate purchase price or investment value of $250,000 or more, (y) any Contract authorizing the distribution or resale by any Person of any of Seller’s or its Subsidiaries’ products or services with an aggregate value of $250,000 or more or (z) any Contract for the sale or rental of products or services that is reasonably likely to result in payments of $250,000 or more in any year; (iii) any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to Seller or any of its Subsidiaries or in which Seller owns directly or indirectly more than a 5% voting or economic interest, or any interest valued at more than $500,000 without regard to percentage voting or economic interest; (iv) any Contract (other than among direct or indirect wholly- owned Subsidiaries of Seller) relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $250,000; (v) any non-competition Contract or other Contract that (I) purports to limit in any material respect either the type of business in which Seller or its Subsidiaries (or, after the Closing, Buyer or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (II) could require the disposition of any material assets, line of business or product line of Seller or any of its Subsidiaries or, after the Closing, Buyer or any of its Subsidiaries, (III) grants “most favored nation” status including any that, following the Closing, would apply to Buyer and its Subsidiaries, including US Media Company, (IV) prohibits or limits in any material respect the rights of Seller or any of its Subsidiaries to make, sell or distribute any products or services, or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights, or (V) provides for a material indemnification obligation by Seller or any of its Subsidiaries, other than indemnification arrangements with customers, suppliers or manufacturers entered into in the ordinary course of business; (vi) any Contract to which Seller or any of its Subsidiaries is a party containing a standstill or similar agreement pursuant to which the party has agreed not to acquire assets or securities of the other party or any of its Affiliates;

LA_LAN01:327561.28 (vii) any Contract that contains a put, call or similar right pursuant to which Seller or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $500,000; and (viii) any other Contract or group of related Contracts that, if terminated or subject to a default by any party thereto, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect (the Contracts described in clauses (i) – (viii), together with all exhibits and schedules to such Contracts, being the “Material Contracts”). (b) A true and correct copy of each Material Contract has been made available to Buyer. Each Material Contract is a valid and binding obligation of Seller or one of its Subsidiaries, as the case may be, and is in full force and effect, and neither Seller nor any of its Subsidiaries nor, to Seller’s knowledge, any other party thereto is in default under or breach in any respect under the terms of any such Material Contract, and none of Seller or any of its Subsidiaries has received any written claim of default under any Material Contract, and no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both) that in any such case would reasonably be expected to have a Material Adverse Effect. (c) (i) With respect to each Government Contract, except as would not reasonably be expected to have a Material Adverse Effect, (x) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract were complete and correct as of their effective date, and Seller and each of its Subsidiaries have complied in all material respects with all such representations and certifications, (y) neither the United States government nor any prime contractor, subcontractor or other Person has notified Seller or any of its Subsidiaries that Seller or any such Subsidiary has breached or violated any material certification, representation, clause, provision or requirement pertaining to such Government Contract, and (z) no termination for convenience, termination for default, cure notice or show cause notice is in effect as of the date hereof pertaining to any Government Contract. (ii) Except as would not reasonably be expected to have a Material Adverse Effect, (x) to Seller’s knowledge, neither Seller nor any of its Subsidiaries nor any of their respective personnel is or has been under administrative, civil or criminal investigation, or indictment or audit by any Governmental Entity with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract and (y) neither Seller nor any of its Subsidiaries nor, to Seller’s knowledge, any of their respective personnel has been suspended or debarred from doing business with the United States government or is, or at any time has been, the subject of a finding of non-responsibility or ineligibility for United States government contracting.

LA_LAN01:327561.28 Section 3.17 Licenses. Seller or its Subsidiaries have obtained and are in substantial compliance with all permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (collectively, “Licenses”) necessary to conduct the Business as presently conducted, except for those the absence of which or failure to be in compliance with would not reasonably be expected to have a Material Adverse Effect. No License will be violated, revoked or terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the Transactions, except, in all cases, for any violation, revocation, termination or renewal that would not reasonably be expected to have a Material Adverse Effect. Section 3.18 Sufficiency of Assets. Except for (i) the services and assets listed on Section 3.18 of the Seller Disclosure Letter, (ii) services and assets to be provided pursuant to an Ancillary Agreement and (iii) the arrangements described in Section 2.9, the Transferred Assets are sufficient for Buyer to conduct the Business in substantially the same manner as conducted by Seller prior to the date hereof (other than with respect to Intellectual Property, which is covered solely by Section 3.15(b)). Section 3.19 Title to Property. Seller and its Subsidiaries have, and at the Closing Seller and its Subsidiaries will transfer to Buyer, good title to the personal tangible property included in the Transferred Assets, in each case free and clear of all Encumbrances, except Permitted Encumbrances and any Encumbrances resulting from Buyer’s ownership thereof. Section 3.20 Finders’ Fees. Other than as described in Section 3.20 of the Seller Disclosure Letter, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Seller that would be entitled to any fee or commission in connection with the Transactions. Section 3.21 Absence of Liabilities. Except as (i) reflected, reserved against or otherwise disclosed in the Combined Financial Information, (ii) incurred in the ordinary course of business since the date of the Interim Financial Information, (iii) incurred in connection with this Agreement or (iv) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Business nor US Media Company has any Liabilities that would be required by GAAP to be reflected on a consolidated balance sheet of the Business. Section 3.22 No Other Representations or Warranties; Non-Reliance. Except for the representations and warranties of Seller contained in this Article III and those representations and warranties of Seller or any of its Subsidiaries expressly contained in the Ancillary Agreements, neither Seller nor any of its Subsidiaries is making nor has any of them made, and no other Person is making or has made on behalf of Seller or any of its Subsidiaries, any express or implied representation or warranty in connection with this Agreement or the Transactions, and no Person is authorized to make any such representation or warranty on behalf of Seller. Seller and its Affiliates and

LA_LAN01:327561.28 Representatives have not relied on any representations or warranties regarding Buyer other than the representations and warranties of Buyer contained in Article IV and those and those representations and warranties of Buyer expressly contained in the Ancillary Agreements. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to Seller, as of the date of this Agreement (it being understood that to the extent any such representation and warranty speaks as of a particular date, Buyer makes such representation and warranty with respect to such particular date), that: Section 4.1 Organization and Qualification. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all requisite organizational power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except for failures to be so qualified or in good standing that would not impair or delay Buyer’s ability to effect the Closing or perform its obligations under this Agreement or any of the Ancillary Agreements. Section 4.2 Authorization. Buyer has full organizational power and authority to execute and deliver this Agreement and each of the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements has been duly and validly authorized and no additional corporate or equityholder authorization or consent is required in connection with the execution, delivery and performance by Buyer of this Agreement or any of the Ancillary Agreements. Section 4.3 Consents and Approvals. No filings, notices and/or reports are required to be made by Buyer with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Buyer from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements by Buyer and the consummation of the Transactions, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to impair or delay Buyer’s ability to effect the Closing or perform its obligations under this Agreement or any of the Ancillary Agreements. Section 4.4 Non-Contravention. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer does not, and the consummation of the Transactions will not, constitute or result in (A) a breach or violation of, or a default under, the governing documents of Buyer, (B) with or without notice, lapse of time or both, a breach or violation of, a default or termination (or right of termination)

LA_LAN01:327561.28 under, the creation or acceleration of any obligations under, or the creation of an Encumbrance on its assets or the assets of any of its Subsidiaries pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation binding upon Buyer or any of its Subsidiaries or any Law to which Buyer or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation, except, in the case of clause (B) or (C) above, for any such breach, violation, termination, default, acceleration, creation or change that is not, individually or in the aggregate, reasonably likely to impair or delay the ability of Buyer to effect the Closing or to perform its obligations under this Agreement and the Ancillary Agreements. Section 4.5 Binding Effect. This Agreement and each of the Ancillary Agreements, when executed and delivered by Seller and the other parties thereto, constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or general equitable principles. Section 4.6 Finders’ Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer who might be entitled to any fee or commission from Buyer in connection with the Transactions. Section 4.7 Litigation and Claims. There is no Proceeding pending or, to the knowledge of Buyer, threatened against Buyer or any of its Subsidiaries that, individually or in the aggregate, would impair or delay the ability of Buyer to effect the Closing or to perform its obligations under this Agreement and the Ancillary Agreements. Buyer is not subject to any order, writ, judgment, award, injunction or decree of any court or governmental or regulatory authority of competent jurisdiction or any arbitrator or arbitrators that, individually or in the aggregate, would impair or delay the ability of Buyer to effect the Closing or to perform its obligations under this Agreement and the Ancillary Agreements. Section 4.8 Financial Capability. Buyer has sufficient funds to effect the Closing and all other Transactions and pay all other amounts payable by it at the Closing in connection with the Transactions. After giving effect to the consummation of the Transactions and, assuming all representations and warranties set forth in Article III are true and correct in all material respects, Buyer, taken as a whole with its Subsidiaries, will be able to pay all amounts under vendor agreements and purchase orders transferred to Buyer as a Transferred Asset, in each case as they become due and taking into account the timing of and amounts of cash to be received by Buyer and its Subsidiaries. Section 4.9 No Other Representations or Warranties; Non-Reliance. Except for the representations and warranties of Buyer contained in this Article IV and those

LA_LAN01:327561.28 representations and warranties of Buyer expressly contained in the Ancillary Agreements, Buyer is not making and has not made, and no other Person is making or has made on behalf of Buyer, any express or implied representation or warranty in connection with this Agreement or the Transactions, and no Person is authorized to make any such representation or warranty on behalf of Buyer. Buyer and its Affiliates and Representatives have not relied on any representations or warranties regarding Seller or the Business other than the representations and warranties of Seller contained in Article III and those representations and warranties of Seller or any of its Subsidiaries expressly contained in the Ancillary Agreements. ARTICLE V COVENANTS Section 5.1 Access and Information. (a) Following the Closing, upon the reasonable request of the other party, Seller and Buyer shall, to the extent permitted by Law and confidentiality obligations, grant to the other party and its directors, managers, officers, employees, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) during regular business hours and subject to reasonable rules and regulations of, and without unreasonably interfering with the ongoing business or operations of, the granting party, the right, at the expense of the non-granting party, to inspect and copy the books, records and other documents in the granting party’s possession pertaining to the operation of the Business prior to the Closing (including books of account, records, files, invoices, correspondence and memoranda, customer and supplier lists, data, specifications, insurance policies, operating history information and inventory records) for reasonable business purposes (other than in connection with any Proceeding brought by (x) Seller or any of its Affiliates against Buyer or any of its Affiliates or (y) by Buyer or any of its Affiliates against Seller or any of its Affiliates); provided, that neither Seller nor Buyer shall be required to waive any privilege (including attorney-client privilege) which any of them may possess in discharging its obligations pursuant to this Section 5.1(a). In no event shall either party have access to the consolidated federal, state or local Tax Returns of the other party. (b) Unless otherwise consented to in writing by Seller and subject to destruction of correspondence and other similar documents in accordance with applicable Law, Buyer agrees to retain all Books and Records in existence on the Closing Date for a reasonable period following the Closing (but in no event longer than seven (7) years following the Closing Date) and to make personnel of Buyer reasonably available to Seller to the extent that access to such personnel is reasonably related to any Excluded Assets or Excluded Liabilities or otherwise necessary for Seller to comply with the terms of this Agreement, any Ancillary Agreement or any applicable Law or to prepare financial statements of Seller; provided that Buyer shall retain all Books and Records that Seller reasonably requests to be made available pursuant

LA_LAN01:327561.28 to Section 5.1(c) for such period as is necessary to comply with any request made by Seller pursuant to Section 5.1(c). (c) Buyer shall use its commercially reasonable efforts to make available to Seller, upon the reasonable request of Seller and at Seller’s sole cost and expense, the business records and documents of Buyer (whether in written or electronic form), information stored in or derived from the information technology systems of Buyer and the then current directors, officers, employees, other personnel and agents of Buyer as witnesses (during regular business hours and subject to reasonable rules and regulations of, and without unreasonably interfering with the ongoing business or operations of, and giving consideration to, business demands of such directors, officers, employees, other personnel and agents) in connection with resolving any Proceeding or potential Proceeding arising out of the operation of the Business prior to the Closing (other than any Proceeding brought by (x) Seller or any of its Affiliates against Buyer or any of its Affiliates or (y) by Buyer or any of its Affiliates against Seller or any of its Affiliates). Section 5.2 Tax Matters. (a) Seller Liability for Taxes. Seller shall be liable for (A) any Taxes imposed with respect or attributable to US Media Company, the Business or any Transferred Assets or any income or gain derived with respect thereto for the taxable periods, or portions thereof, ending on or before the Closing Date, and (B) any Transfer Taxes. (b) Buyer Liability for Taxes. Buyer shall be liable for any Taxes imposed with respect or attributable to US Media Company, the Business or any Transferred Assets or any income or gains derived with respect thereto for any taxable period, or portion thereof, beginning after the Closing Date. (c) Proration of Taxes. To the extent necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the taxable year or period ended as of the close of business on the Closing Date, except that those annual property Taxes and exemptions, allowances or deductions that are calculated on an annual basis shall be prorated on a time basis. (d) Tax Returns. (i) Seller shall file or cause to be filed, at Seller’s sole cost and expense, when due all income Tax Returns that are required to be filed by or with respect to US Media Company, the Business or the Transferred Assets, as the case may be, for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns, and Buyer shall file or cause to be filed, at Buyer’s sole cost and expense, when due all Tax Returns that are required to be filed by or with respect to US Media Company, the Business or the Transferred Assets,

LA_LAN01:327561.28 as the case may be, for taxable years or periods ending after the Closing Date and shall remit any Taxes due in respect of such Tax Returns. Seller shall pay Buyer any Taxes for which Seller is liable pursuant to Section 5.2(a) (but which are payable with Tax Returns to be filed by Buyer pursuant to the previous sentence) within 10 days prior to the due date for the filing of such Tax Returns. (ii) Except as provided in Section 5.2(e), if either party shall be liable hereunder for any portion of the Tax shown due on any Tax Returns required to be filed by the other party, the party preparing such Tax Return shall deliver a copy of the relevant portions of such Tax Return to the party so liable for its review and approval not less than 30 days prior to the date on which such Tax Returns are due to be filed (taking into account any applicable extensions). If the parties disagree as to any item reflected on any such return, Seller shall determine how the disputed item is reflected, unless such disputed item relates solely to Taxes for which Buyer is liable hereunder, in which case Buyer shall make the determination. (e) Transfer Taxes. All federal, state, local or foreign or other excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes and fees that may be imposed or assessed as a result of the Transactions, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties (“Transfer Taxes”), shall be borne by Seller. Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared by the party primarily or customarily responsible under applicable local Law for filing such Tax Returns, and such party will use its reasonable best efforts to provide such Tax Returns to the other party at least 10 Business Days prior to the date such Tax Returns are due to be filed. Such Tax Returns shall be prepared consistent with the allocation of Consideration pursuant to Section 5.2(h) hereof. Buyer and Seller shall cooperate in the timely completion and filing of all such Tax Returns and the cost of preparing and filing all such Tax Returns shall be borne by Buyer. Seller shall promptly pay all Transfer Taxes. (f) Contest Provisions. Each of Buyer and Seller shall promptly notify the other in writing upon receipt of notice of any pending or threatened audits or assessments with respect to Taxes for which such other party (or such other party’s Affiliates) may be liable hereunder. In the case of any Tax audit or Proceeding relating to Taxes for which Seller may be liable, but would not be solely liable hereunder for all Taxes resulting from an adverse resolution, the party that would bear a greater relative liability of such Taxes shall have the exclusive authority to conduct, through counsel of such party’s own choosing and at its own expense, any such Tax audit or Proceeding. If Seller chooses not to control a Tax audit or Proceeding which Seller is entitled to conduct pursuant to the preceding sentence, Buyer shall control such Tax audit or Proceeding. The party controlling a Tax audit or Proceeding (i) shall keep the other party reasonably informed of the progress of such Tax audit or Proceeding, (ii) shall allow the other party reasonable opportunity to review and provide comments with

LA_LAN01:327561.28 respect to any materials to be submitted to a Governmental Entity with respect to such Tax audit or Proceeding and (iii) shall allow the other party to participate, at its own expense and with its own counsel, in any meetings with a Governmental Entity with respect to such Tax audit or Proceeding. Neither party may agree to settle any claim for Taxes for which the other may be liable without the prior written consent of such other party, which consent shall not be unreasonably withheld. (g) Buyer’s Claiming, Receiving or Using of Refunds and Overpayments. If, after the Closing, Buyer or its Affiliates (A) receive any actual cash refund, or (B) actually utilize the benefit of any overpayment or prepayment of Taxes which, in either of cases (A) and (B), relate to a Tax paid by Seller or any of its Affiliates, Buyer shall promptly transfer, or cause to be transferred, to Seller the entire amount of the cash Tax refund or benefit from the Tax overpayment or prepayment (including interest) actually received or utilized by Buyer or its Affiliates, net of any reasonable out-of-pocket costs incurred in obtaining such Tax refund or utilizing such Tax overpayment or prepayment; provided, however, that Seller will repay to Buyer or the applicable Affiliate of Buyer any amount received pursuant to this Section 5.2(g) in the event Buyer or any of its Affiliates is subsequently required to return such cash Tax refund or the amount of any benefit obtained from the usage of such Tax overpayment or prepayment to the applicable Governmental Entity. Buyer agrees to notify Seller promptly of the receipt of any such cash Tax refund or utilization of any such Tax overpayment or prepayment. Buyer agrees to claim any such Tax refund or to utilize any such Tax overpayment or prepayment as soon as possible and to furnish to Seller all information, records and assistance necessary to verify the amount of such refund or overpayment. (h) Determination and Allocation of Consideration. The allocation of the Closing Purchase Price and Deferred Purchase Price Payment between the Transferred Assets located in the United States, taken as a whole, and the Transferred Assets located in the United Kingdom, taken as a whole, shall be in accordance with the percentages set forth on Schedule 5.2(h) (or such other percentages as may be mutually agreed in writing between Buyer and Seller). Within thirty (30) days after the Closing, Seller and Buyer shall cooperate in good faith to mutually allocate the Closing Purchase Price among the Transferred Assets (and any other assets treated for federal income tax purposes as having been transferred from Seller or its Affiliates to Buyer in the Closing) in accordance with their fair market value as of the Closing and consistent with the percentages set forth on Schedule 5.2(h) (or such other percentages as may be mutually agreed in writing between Buyer and Seller) (the “Initial Allocation”). Within thirty (30) days after the Deferred Purchase Price Payment, Seller and Buyer shall cooperate in good faith to mutually allocate the Deferred Purchase Price Payment among the Transferred Assets (and any other assets treated for federal income tax purposes as having been transferred from Seller or its Affiliates to Buyer in the Closing) in accordance with their fair market value as of the Closing and consistent with the percentages set forth on Schedule 5.2(h) (or such other percentages as may be mutually agreed in writing between Buyer and Seller) (each such allocation, together

LA_LAN01:327561.28 with the Initial Allocation, the “Allocations”). The Allocations shall in all cases be determined in accordance with the rules under Section 1060 of the Code. Seller and Buyer agree to prepare and file an IRS Form 8594 (including supplemental statements thereto in respect of the Deferred Purchase Price Payment) in good faith and in a timely fashion in accordance with the rules under Section 1060 of the Code and consistent with the Allocations. The Allocations shall be binding on Seller and Buyer for all Tax reporting purposes. (i) Assistance and Cooperation. After the Closing Date, the parties shall cooperate fully in preparing for any audits of, or disputes with Tax authorities regarding, any Tax Returns and payments in respect thereof to the extent Related to the Business. Each party shall (i) provide timely notice to the other in writing of any pending or proposed audits or assessments with respect to Taxes for which such other party or any of its Affiliates may have a liability under this Agreement and (ii) furnish the other with copies of all relevant correspondence received from any Tax authority in connection with any audit or information request with respect to any Taxes referred to in (i). (j) Employee Withholding and Reporting Matters. Buyer and Seller agree to utilize, or cause their respective Affiliates to utilize, the standard procedure set forth in Internal Revenue Service Revenue Procedure 2004-53 with respect to wage reporting. (k) Tax Treatment. Buyer and Seller agree that the Transactions are not intended to be treated as a “disguised sale” of the Transferred Assets from Seller to any Person for any U.S. federal or state income Tax purposes. Neither Buyer nor Seller shall take any position or permit any of its Affiliates to take any position inconsistent with the Tax treatment of the Transactions set forth in this Section 5.2(k) unless otherwise required by applicable Law. Section 5.3 Post-Closing Obligations of the Business to Certain Employees. (a) With respect to each Applicable Employee whose primary place of employment is the United Kingdom (the “UK Employees”), the Parties agree to take the actions set forth in Section 5.3(a) of the Seller Disclosure Letter, the provisions of which are hereby incorporated herein. (b) With respect to each Applicable Employee whose primary place of employment is the United States (the “US Employees”), as soon as reasonably practicable following the date of this Agreement, but no later than fifteen (15) calendar days prior to the Employee Transfer Date, Buyer shall make offers of “at-will” employment to each such US Employee (excluding any employees on leave, short-term disability, or long-term disability as of such date, whose employment have been terminated for cause on or prior to such date as approved by the General Counsel and Chief People Officer of Seller, who have resigned and executed Seller’s standard employee release on or prior to such date or as specifically indicated on Schedule

LA_LAN01:327561.28 5.3(i)). Buyer shall, for a period ending on the first anniversary of the Closing Date, provide each Transferred Employee with (i) salary or rate of pay that is substantially equivalent in the aggregate to that as in effect immediately prior to the Closing Date; (ii) target annual cash incentive opportunity that is substantially equivalent in the aggregate to that as in effect immediately prior to the Closing Date; and (iii) other employee benefits (other than severance benefits, equity award compensation and long term incentive compensation) that are substantially equivalent in the aggregate to those provided to such employee by Seller and its Affiliates immediately prior to the Closing Date. Buyer may also make offers of employment to any US Employee who is on leave or short-term disability but returns to work within six (6) months following the Employee Transfer Date; each such employee who accepts such offer of employment shall be a Transferred Employee following his or her commencement of employment with Buyer or any of its Affiliates. Seller will waive any notice provisions required in Applicable Employees’ employment agreements. (c) Seller shall retain all liabilities and obligations under each agreement, plan, policy or practice of Seller or any of its Subsidiaries to provide severance pay and benefits to (i) any US Employee who does not, prior to the Employee Transfer Date, accept employment by Buyer and/or one of its Affiliates pursuant to Section 5.3(b) and (ii) any Applicable Employee who is entitled to severance pay and/or benefits on or prior to the Employee Transfer Date (subject to any reimbursement or indemnification provisions set forth in the Transition Services Agreement); provided that if Buyer or any of its Affiliates hires any former employee of the Business who received severance pay and/or severance benefits from Seller or any of its Subsidiaries during the period ending on the first anniversary of the Employee Transfer Date, Buyer shall reimburse Seller for the costs of such severance pay and/or severance benefits. (d) For purposes of this Agreement, (i) “Applicable Employees” means the current employees of the Business set forth in Section 5.3(d) of the Seller Disclosure Letter; (ii) “Transferred Employees” means those US Employees who accept such offers of employment with Buyer prior to the Employee Transfer Date or those UK Employees who transfer automatically under applicable local Laws effective as of the Employee Transfer Date; and (iii) “Employee Transfer Date” means February 9, 2018. (e) Seller shall retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each US Employee with respect to claims incurred by such US Employee or his or her covered dependents on or prior to the Employee Transfer Date (subject to any reimbursement and indemnification provisions set forth in the Transition Services Agreement). Buyer shall be responsible for all expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents after the

LA_LAN01:327561.28 Employee Transfer Date. For purposes of this paragraph, a claim is deemed incurred: in the case of medical or dental benefits, when the services that are the subject of the claim are performed, in the case of life insurance, when the death occurs; in the case of long-term disability benefits, when the disability occurs; and in the case of workers compensation benefits, when the event giving rise to the benefits occurs. (f) With respect to any plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), or any plan that would be a “welfare benefit plan” (as defined in Section 3(1) of ERISA) if it were subject to ERISA, maintained by Buyer (collectively, “Buyer Welfare Plans”), Buyer shall, to the extent permissible under the terms of the applicable Buyer Welfare Plan, use commercially reasonable efforts to (i) provide coverage for Transferred Employees and their eligible dependents under such Buyer Welfare Plans as of and following the Employee Transfer Date on terms no less favorable in the aggregate than those provided to similarly situated employees of Buyer, (ii) cause there to be waived any pre-existing condition limitations, evidence of insurability requirements, actively at work requirements and waiting periods and (iii) cause such plans to honor any expenses incurred by the Transferred Employees and covered dependents under similar plans of Seller and its Affiliates during the portion of the calendar year in which the Employee Transfer Date occurs for purposes of satisfying applicable deductible, co-payment, co-insurance and maximum out-of-pocket expenses requirements that may apply from and after the Employee Transfer Date. Seller shall retain exclusive responsibility for and shall satisfy any retiree medical or life insurance benefits payable under any Seller Compensation and Benefit Plan that is a “welfare benefit plan”. (g) To the extent permissible under the terms of the applicable Buyer Plan, Transferred Employees shall be given credit for all service with Seller or any of its Affiliates, to the same extent as such service was credited for such purpose by Seller or any of its Affiliates, under each Buyer Plan in which such Transferred Employees are eligible to participate for purposes of eligibility, vesting and benefit accrual (other than under a defined benefit pension plan or for any purpose under any equity based plan or severance plan or where duplication of benefits or compensation would result). (h) Except as required by applicable Law, as of the Employee Transfer Date the Transferred Employees shall cease to accrue further benefits under the employee benefit plans and arrangements maintained by Seller and its Affiliates and shall commence participation in employee benefit plans and arrangements of Buyer. From and after the Employee Transfer Date, Seller shall remain solely responsible for any and all liabilities in respect of the Applicable Employees, including the Transferred Employees, related to the Seller Compensation and Benefit Plans, except as otherwise provided in this Section 5.3 (and subject to any reimbursement and indemnification provisions set forth in the Transition Services Agreement). Seller shall take all necessary actions to allow Transferred Employees to rollover their account balances under Seller’s 401(k) Retirement Plan (the “Seller’s 401(k) Plan”) and any associated loan notes to the extent permitted under the applicable plan. Buyer shall take all steps

LA_LAN01:327561.28 necessary to permit each such Transferred Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from Seller’s 401(k) Plan, if any, to roll such eligible rollover distribution, including any associated loans, as part of any lump sum distribution to the extent permitted by Seller’s 401(k) Plan into an account under Buyer’s 401(k) Retirement Plan (the “Buyer’s 401(k) Plan”). (i) Buyer shall, or shall cause an Affiliate of Buyer to, make available to the US Employees who are Transferred Employees a flex spending account plan for medical and dependent care expenses under a new or existing plan established or maintained under Section 125 and Section 129 of the Code (the “Buyer’s FSA”), effective as of the Employee Transfer Date. As of the Employee Transfer Date, Buyer, or an Affiliate of Buyer, shall credit the applicable account under Buyer’s FSA of each US Employee who is a Transferred Employee participating in the Seller Compensation and Benefit Plan maintained pursuant to Section 125 and Section 129 of the Code (the “Seller’s FSA”) with an amount equal to the balance of such Transferred Employee’s account under the Seller’s FSA immediately prior to the Employee Transfer Date. If the aggregate amount withheld from such Transferred Employees’ compensation under the Seller’s FSA for 2018 exceeds the aggregate amount of reimbursements paid to Transferred Employees prior to the Employee Transfer Date under the Seller’s FSA for such plan year, Seller shall transfer (or cause to be transferred) to Buyer within 30 days after the Employee Transfer Date a cash payment equal to such excess, if any. In each case, Buyer shall assume and be solely responsible for all claims for reimbursement by such Transferred Employees, whether incurred prior to, on or after the Employee Transfer Date, that have not been paid in full as of the Employee Transfer Date, which claims shall be paid pursuant to and under the terms of Buyer’s FSA, and Buyer shall indemnify and hold harmless Seller and its Affiliates from any and all claims by or with respect to such Transferred Employees for reimbursement under the Seller’s FSA that have not been paid in full as of the Employee Transfer Date. Buyer agrees to cause Buyer’s FSA to honor and continue through the end of the calendar year in which the Employee Transfer Date occurs the elections made by each such Transferred Employee under the Seller’s FSA in respect of the flexible spending reimbursement accounts under Buyer’s FSA that are in effect immediately prior to the Employee Transfer Date. For the avoidance of doubt, except as provided herein, in no event shall Seller have any liability or obligation under Buyer’s FSA. (j) Buyer agrees that it shall be responsible for any Liabilities relating to or arising out of the termination of employment of, or the wrongful discharge, including constructive discharge, by Buyer or its Affiliates of any Transferred Employee or the violation of any law, regulation or agreement (including employee contracts) with respect to any Transferred Employee, in each case that occurs after the Employee Transfer Date. (k) With respect to any accrued but unused vacation time (including flexible time-off and sick pay) to which any US Employee is entitled pursuant to the vacation policy applicable to such US Employee immediately prior to the Employee

LA_LAN01:327561.28 Transfer Date, Seller shall pay each US Employee at the applicable rate of pay as of the Employee Transfer Date for such US Employee’s unused vacation time to the extent permitted by applicable Law. (l) Buyer shall be responsible for any Liabilities that arise under WARN as a result, in whole or in part, of Buyer’s actions or omissions with respect to Transferred Employees after the Closing (including, for the avoidance of doubt, any request by Buyer for a seconded US Employee to cease providing services to Buyer under the Transition Services Agreement that results in such employee’s termination by Seller), or as a result of Buyer’s failure to make offers of employment to Applicable Employees pursuant to Section 5.3(b). Other than as provided for in the immediately preceding sentence, Seller shall be responsible for any Liabilities that arise under WARN with respect to employees of Seller or any of its Subsidiaries whose service is terminated or as to whom notice of termination is provided prior to the Employee Transfer Date. (m) Seller shall be responsible for all benefits requirements under Part 6 of Title I of ERISA (“COBRA Benefits”) with respect to all “M&A qualified beneficiaries”, as such term is defined in Treasury Regulation Section 54.4980B-9 Q&A 4, in connection with the Transactions (subject to any reimbursement and indemnification provisions set forth in the Transition Services Agreement). Effective as of the Employee Transfer Date, Buyer shall be responsible for all COBRA Benefits arising out of qualifying events that occur following the Employee Transfer Date with respect to Transferred Employees and their qualified beneficiaries who are not “M&A qualified beneficiaries” in connection with the Transactions. (n) Nothing contained in this Section 5.3, whether express or implied, will be construed to (i) confer upon any Person any rights to employment or continued employment or any term or condition of employment for any period with Seller, Buyer or any of their respective Affiliates, (ii) limit the ability of Seller, Buyer or any of their respective Affiliates and Subsidiaries to amend, modify or terminate any benefit or compensation plan, program, agreement, contract or arrangement at any time assumed, sponsored, maintained or contributed to by any of them, (iii) interfere with or restrict in any way the rights of Buyer and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Transferred Employee at any time for any reason whatsoever, with or without cause, subject to the terms of any employment agreement or offer letter entered into by Buyer or an Affiliate of Buyer and any such Transferred Employee, or (iv) confer upon any Person who is not a party to this Agreement, including any Applicable Employee, any rights or remedies of any nature whatsoever (including any third-party beneficiary rights under this Agreement) under or by reason of this Section 5.3. Section 5.4 Insurance Proceeds. Seller shall, or shall cause its Affiliates to, assign, to the extent assignable, to Buyer any proceeds of Seller’s or any of its Affiliates’ third-party insurance policies to the extent related to any Assumed Liabilities. Seller

LA_LAN01:327561.28 agrees to use its reasonable efforts to obtain any necessary consents or approvals of any insurance company or other third party relating to any such assignment. If such proceeds are not assignable, Seller agrees to pay any such proceeds received by it or any of its Affiliates to Buyer promptly upon the receipt thereof. Section 5.5 Certain Actions. (a) Buyer shall use commercially reasonable efforts following the Closing to obtain the release of Seller from Seller’s guaranty obligations under the Contracts set forth on Section 5.5(a) of the Seller Disclosure Letter; provided, however, that none of Buyer or its Affiliates shall be required to pay any consideration or other amount, provide any letter of credit or bond, or agree to change any terms of the Contracts or guarantees set forth on Section 5.5(a) of the Seller Disclosure Letter in connection with such assumption and release. (b) From and after the Closing, Seller shall: (i) pay or otherwise satisfy in the ordinary course of business (but in any event when due) all of its Liabilities and Taxes; and (ii) make payment and/or adequate provision for the payment and/or establish adequate reserves for the payment, in full, of all of the Excluded Liabilities, it being understood that this Section 5.5(b) shall not be construed to cover any of the Assumed Liabilities. (c) From and after the Closing, Buyer shall: (i) pay or otherwise satisfy in the ordinary course of business (but in any event when due) all of its Liabilities and Taxes; and (ii) make payment and/or adequate provision for the payment and/or establish adequate reserves for the payment, in full, of all of the Assumed Liabilities, it being understood that this Section 5.5(c) shall not be construed to cover any of the Excluded Liabilities. (d) As soon as practicable following the Closing, but in any event within fourteen (14) days following the Closing, Seller shall deliver to Buyer evidence, in form and substance reasonably satisfactory to Buyer, that no Encumbrances (other than Permitted Encumbrances) exist with respect to Transferred Assets located in the United Kingdom. Section 5.6 Further Assurances. (a) From time to time after the Closing, as and when requested by any party hereto, the other party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, and shall provide, or cause to be provided, all such further or other cooperation, in each case as the requesting party may reasonably deem necessary or desirable to evidence and effectuate the Transactions. Without limiting the generality of the foregoing, during the twelve (12)-month period following the Closing, (i) Seller agrees to use commercially reasonable efforts to execute, acknowledge, and deliver to Buyer such other instruments of conveyance and transfer,

LA_LAN01:327561.28 and take such other actions and execute and deliver such other documents, certifications, and further assurances, as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, the Transferred Assets, and (ii) to the extent that Buyer or Seller discovers during the twelve (12)- month period following Closing that any asset that was intended to be a Transferred Asset pursuant to this Agreement was not transferred at Closing, Seller shall use commercially reasonable efforts to, or shall use commercially reasonably efforts to cause its Affiliates to, assign and transfer to Buyer as promptly as practicable all right, title and interest in such asset. Each party shall bear its own costs and expenses incurred in complying with this Section 5.6(a); provided that none of Seller or Buyer or any of their respective Affiliates shall be required to pay any cost or expense to any third party to obtain the consent of such third party to transfer any Transferred Asset. (b) After the Closing, Seller shall promptly transfer or deliver to Buyer cash, checks (which shall be properly endorsed) or other property that Seller may receive in respect of any deposit, prepaid expense, bill for services or other item that constitutes part of the Transferred Assets or relates to the Assumed Liabilities. After the Closing, Buyer shall promptly transfer or deliver to Seller cash, checks (which shall be properly endorsed) or other property that Buyer may receive in respect of any deposit, prepaid expense, bill for services or other item that constitutes part of the Excluded Assets or relates to the Excluded Liabilities. The removal of Excluded Assets, if any, by Seller from its facilities and other real property to be occupied by Buyer shall be done in such manner as to avoid any damage to the facilities and other properties to be occupied by Buyer and any disruption of the business operations to be conducted by Buyer after the Closing Date. Any damage to the Transferred Assets or to the facilities resulting from such removal shall be promptly paid by Seller. Seller shall promptly reimburse Buyer for all costs and expenses, if any, incurred by Buyer in connection with any Excluded Assets not removed by Seller. (c) During the twelve (12)-month period following the Closing, Seller will use commercially reasonable efforts to cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Seller will work in good faith to attempt to satisfy the Excluded Liabilities in a manner that is not detrimental in any material way to any of such relationships; provided that in no event shall Seller be required to pay any cost, fee or out-of-pocket expense or to make any contractual concession to comply with this Section 5.6(c). Seller will refer to Buyer all inquiries relating to such business during the twelve (12)-month period following the Closing. Section 5.7 Intellectual Property. (a) Notwithstanding anything to the contrary contained herein or in any Ancillary Agreement, Seller has the sole and exclusive right to prosecute, defend,

LA_LAN01:327561.28 settle or otherwise control any Proceeding relating to the Seller Licensed Intellectual Property, except to the extent such Proceeding is between any of Seller or Seller’s Affiliates and any of Buyer or Buyer’s Affiliates. (b) Buyer acknowledges and agrees that no title to or ownership interest in any Trademark owned by Seller or any of its Affiliates (other than the Transferred Trademarks) (a “Retained Mark”) or any confusingly similar derivative or variation thereof is being transferred or granted to Buyer pursuant to this Agreement or any Ancillary Agreement. Within five (5) Business Days following the Closing Date, Buyer shall cause US Media Company to change its corporate name to a name which does not include, and has no references to any Retained Mark or any derivative or variation thereof, and to make all filings necessary to effect such name change. Except as expressly permitted under Section 5.7(c) or any Ancillary Agreement, following the Closing Date, Buyer shall not, and shall not permit any of its Affiliates, including US Media Company, to use any Retained Mark in any manner whether on a stand-alone basis or as part of any Trademark or otherwise as an identifier for the Buyer or any of its Affiliates or for the source or origin of any of Buyer’s or any of its Affiliates’ products or services. (c) Limited Rights to Use Seller Name (i) With respect to all sales promotional aids, literature and other printed material that display the Retained Marks and are used in the Business as conducted by Seller and its Subsidiaries (“Printed Material”) (for clarity, including Printed Material produced or obtained after Closing as set forth below in this Section 5.7(c)(i)) and all Inventory, Buyer shall eliminate all use of Retained Marks from such Printed Material and Inventory (except for Retained Marks displayed on the external housing of Inventory located on or within Taxis) as soon as commercially practicable following Closing and to the reasonable satisfaction of Seller, provided that such period shall not exceed one hundred eighty (180) days except with respect to Printed Material and Inventory that are currently located on or within Taxis as of the Closing Date or that become located on or within Taxis within one hundred eighty (180) days after the Closing Date. With respect to all (A) Printed Material in existence as of Closing and copies thereof produced within sixty (60) days after the Closing Date and (B) Inventory in existence as of Closing that display the Retained Marks as of Closing, Seller hereby grants to Buyer and its Subsidiaries, a limited, royalty-free, non-exclusive, non-sublicensable, non-transferrable license to use and display the Retained Marks solely as affixed to such Printed Material and such Inventory in the manner so affixed as of Closing, solely in connection with the continued operation of the Business in a manner that is in all material respects the same as such is conducted by the Seller and its Subsidiaries as of Closing; provided that all Printed Material shall be modified by a sticker or otherwise so that it clearly and prominently displays the following statement or a statement of similar import, provided that in all cases the form of such sticker or other display has been approved by Seller in

LA_LAN01:327561.28 advance in writing: “[Buyer product name], formerly a product of VeriFone, Inc.”; provided further that the foregoing license shall come into effect upon Closing and, unless earlier terminated as provided in Section 5.7(c)(iii), (X) shall survive indefinitely solely with respect to the continued display (in the same manner as currently displayed as of Closing) of Retained Marks on the external housing of Inventory, for such Inventory that is located on or within Taxis as of Closing or is to be located on or within Taxis after Closing in connection with the continued operation of the Business in a manner that is in all material respects the same as such is conducted by the Seller and its Subsidiaries as of Closing, (Y) except as expressly provided by the immediately preceding subpart (X), solely with respect to Printed Material and Inventory located on or within Taxis within one hundred eighty (180) days after the Closing Date shall expire upon Buyer’s elimination of use of such Printed Material and Inventory as required by the first sentence of this Section 5.7(c)(i) and (Z) shall otherwise expire on the date that is one hundred eighty (180) days after the Closing Date. (ii) Notwithstanding any of the rights granted to the Buyer and its Subsidiaries pursuant to Section 5.7(c)(i), Seller shall retain all right, title and interest in and to the Retained Marks, and all goodwill arising from the use, reproduction or display of the Retained Marks shall inure to the benefit of Seller. Buyer shall promptly provide to Seller all information reasonably requested by Seller, and shall comply with any and all reasonable direction and quality control standards as may be provided from time to time by Seller, in each case, with respect to the use, reproduction or display of the Retained Marks. None of the Buyer or any of its Affiliates shall hold itself out as having any affiliation with Seller or any of Seller’s Affiliates from and after the Closing. (iii) Notwithstanding anything herein to the contrary, Seller may terminate the license granted under Section 5.7(c)(i) at any time in the event of any material breach by Buyer or any of its Affiliates of any of the foregoing in this Section 5.7(c) that is not cured within thirty (30) days, including the scope of the license grant in Section 5.7(c)(i) or any of the directions or standards provided by Seller pursuant to Section 5.7(c)(ii). (d) If, prior to the end of the period commencing on the Closing Date and ending on the three (3) year anniversary of the Closing Date (the “Restricted Period”), the parties determine that as of the Closing Date Seller or any of its Affiliates owned a Patent that (i) would be infringed by the operation of the Business and (ii) does not constitute Transferred Intellectual Property, Seller Licensed Intellectual Property or the Intellectual Property contemplated to be used or otherwise exploited at any time by or on behalf of Seller or any of its Affiliates in connection with the services provided pursuant to the Transition Services Agreement, Seller or its applicable Affiliate will grant Buyer or its applicable Affiliate a non-exclusive license to fully exploit such Patent solely in connection with and as necessary for Seller to conduct the

LA_LAN01:327561.28 Business, pursuant to additional mutually-agreeable terms consistent with those common in the relevant industry with respect to such types of licenses. (e) If, prior to the end of the Restricted Period, the parties determine that as of the Closing Date Seller or any of its Affiliates owned any Trade Secret or Copyright that (i) for Buyer to conduct the Business immediately following the Closing in the same manner as currently conducted by Seller and its Subsidiaries and (ii) does not constitute Transferred Intellectual Property, Seller Licensed Intellectual Property or the Intellectual Property contemplated to be used or otherwise exploited at any time by or on behalf of Seller or any of its Affiliates in connection with the services provided pursuant to the Transition Services Agreement, Seller or its applicable Affiliate will grant Buyer or its applicable Affiliate a non-exclusive license to fully exploit such Copyright and Trade Secret solely in connection with and as necessary for Seller to conduct the Business and deliver tangible copies of all materials in its possession related to such Copyright and Trade Secret to Buyer or its applicable Affiliate which such materials are reasonably necessary to exercise such license rights, in each case pursuant to additional mutually-agreeable terms consistent with those common in the relevant industry with respect to such types of licenses. (f) Notwithstanding anything herein to the contrary, the rights and remedies of Buyer and its Affiliates under Section 5.7(d) and Section 5.7(e) are exclusive and in lieu of any and all other rights and remedies which Buyer and its Affiliates may have under this Agreement or otherwise against Seller or any of its Affiliates for monetary relief in connection with the breach of Section 3.15(b) resulting from Buyer not having rights to Intellectual Property owned by Seller and its Affiliates as of the Closing Date and necessary for Buyer to conduct the Business immediately following the Closing in the same manner as currently conducted by Seller and its Subsidiaries. Section 5.8 Confidentiality. (a) Buyer shall treat as confidential and shall safeguard any and all information, knowledge or data included in (i) the Seller Leased Property and (ii) any information relating to the business of Seller and its Affiliates other than the Business that becomes known to Buyer as a result of the Transactions except as otherwise agreed to by Seller in writing; provided, however, that nothing in this Section 5.8(a) shall prevent the disclosure of any such information, knowledge or data (x) to any directors, managers, officers, employees or other Representatives of Buyer to whom such disclosure is necessary or desirable in the conduct of the Business if such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to comply with the provisions of this Section 5.8(a) or (y) that is required by applicable Law or that is required by any Governmental Entity or under any subpoena, civil investigative demand or other similar process by a court of competent jurisdiction having jurisdiction over Buyer.

LA_LAN01:327561.28 (b) For a period of three (3) years following the Closing Date, Seller shall, and shall cause its wholly-owned subsidiaries to and shall use its reasonable best efforts to cause its controlled Affiliates to, and shall instruct its and their respective Representatives to, hold in confidence any and all confidential, proprietary and non- public information and materials, whether in written, verbal, graphic or other form, primarily concerning the Business or the Transferred Assets (excluding Intellectual Property but including Transferred Intellectual Property) (such information and materials, collectively with the Transferred Intellectual Property, “Business Confidential Information”). From and after the Closing, Seller shall not, and shall cause its wholly-owned subsidiaries not to and shall use its reasonable best efforts to cause its Affiliates not to, and shall instruct its and their respective Representatives not to, use any Business Confidential Information except as expressly authorized in writing by Buyer; provided, however, that nothing in this Section 5.8(b) shall prevent the disclosure of any such information (i) to any Representatives of Seller to whom such disclosure is necessary in the conduct of the Business or to fulfill Seller’s obligations under any Excluded Liability or Ancillary Agreement if such Persons are informed by Seller of the confidential nature of such information and are directed by Seller to comply with the provisions of this Section 5.8(b) or (ii) to comply with any Law. Seller shall, and shall cause its wholly-owned subsidiaries to and shall use its reasonable best efforts to cause its controlled Affiliates to, and shall instruct its and their respective Representatives to, take the same degree of care to protect the Business Confidential Information that such Person uses to protect its own trade secrets and confidential information of a similar nature, which shall be no less than a reasonable degree of care. Nothing in this Section 5.8 shall prevent, restrict or limit in any way any communication made in accordance with Section 8.10. (c) Buyer and Seller acknowledge that the confidentiality obligations set forth herein shall not extend to information, knowledge and data that is publicly available or becomes publicly available through no act or omission of the party owing a duty of confidentiality, or becomes available on a non-confidential basis from a source other than the party owing a duty of confidentiality so long as such source is not known by such party to be bound by a confidentiality agreement with or other obligations of secrecy to the other party. Section 5.9 Services from Affiliates. Buyer acknowledges that the Business has received or benefited from certain administrative and corporate services and benefits provided by Seller or its Affiliates, including operations and information technology (including information technology support and website hosting and data center services), customer service, finance, accounting and payroll and back office services and processing, financial systems, treasury services (including banking, insurance, administration, taxation and internal audit), office space, facilities and office management services, business development and marketing services, product support services, procurement services, risk management, corporate communications, general administrative services, executive and management services, legal services, human resources and personnel services and travel services. Other than as may be provided

LA_LAN01:327561.28 pursuant to the terms of an Ancillary Agreement, Buyer further acknowledges that all such services and benefits shall cease, and any agreement in respect thereof shall terminate with respect to the Business as of the Closing Date, and thereafter, Seller’s sole obligation with respect to the provision of any services with respect to the Business shall be as set forth in the Ancillary Agreements. Section 5.10 Non-Competition; Non-Solicitation; Non-Disparagement. The Parties agree to the terms and conditions set forth in Section 5.10 of the Seller Disclosure Letter, the provisions of which are hereby incorporated herein. Section 5.11 Use of Names. From and after the Closing Date, Seller shall not, and shall cause its Affiliates not to, use any Trademark that constitutes Transferred Intellectual Property or any confusingly similar derivative or variation thereof in any manner as an identifier for the Seller or any of its Affiliates or for the source or origin of any products or services of Seller or any of its Affiliates. ARTICLE VI INDEMNIFICATION Section 6.1 Survival. The representations and warranties of Seller and Buyer contained in this Agreement (other than the Fundamental Warranties) shall not survive and shall terminate at the Closing. The Fundamental Warranties shall survive the Closing and remain in full force and effect until the date that is sixty (60) days after the expiration of the applicable statute of limitations; it being understood that in the event a Claim Notice in respect of any claim for indemnification under Section 6.3(a) or Section 6.4 hereof has been given in good faith within the applicable survival period, the Fundamental Warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved, solely for purposes of the resolution of the matter covered by such Claim Notice. All covenants and agreements of the parties hereto contained herein shall survive the Closing until fully performed or complied with. It is the intention of the parties that the survival periods and termination date set forth in this Section 6.1 supersede the statute of limitations applicable to such representations and warranties or claim with respect thereof. Section 6.2 Indemnification by Seller. (a) Seller hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Buyer, its Affiliates, and their respective directors, managers, officers, agents and employees and their heirs, successors and permitted assigns, each in their capacity as such (the “Buyer Indemnified Parties” collectively with the Seller Indemnified Parties, the “Indemnified Parties”) from, against and in respect of, and shall compensate and reimburse each of the Buyer Indemnified Parties for, any damages, losses, charges, Liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, and costs (including costs of investigation) and expenses (including reasonable

LA_LAN01:327561.28 attorneys’ fees) (collectively, “Losses”), regardless of whether or not such Losses relate to any Third Party Claim, imposed on, or sustained, incurred or suffered by, any of the Buyer Indemnified Parties, directly or indirectly arising out of or relating to (i) any breach of any Fundamental Warranty made by Seller contained in this Agreement for the period such Fundamental Warranty survives, (ii) any breach of any covenant or agreement of Seller contained in this Agreement, (iii) any of the Excluded Liabilities, and (iv) Transfer Taxes. (b) Notwithstanding anything to the contrary set forth in this Agreement, in no event shall Seller and its Affiliates have any obligation to make indemnification payments under this Agreement or any liability in connection with this Agreement or the Transactions in excess of the Purchase Price. (c) Seller shall not be liable under this Article VI for any Losses based upon or arising out of any inaccuracy in or breach of any representations or warranties of Seller contained in this Agreement if any Buyer Party had actual knowledge prior to the Closing of the facts as a result of which such representation or warranty was inaccurate or was breached. Section 6.3 Indemnification by Buyer. Buyer hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Seller, its Affiliates, and their respective directors, officers, agents and employees and their heirs, successors and permitted assigns, each in their capacity as such (the “Seller Indemnified Parties”) from, against and in respect of, and shall compensate and reimburse each of the Seller Indemnified Parties for, any Losses, regardless of whether or not such Losses relate to any Third Party Claim, imposed on, or sustained, incurred or suffered by, any of the Seller Indemnified Parties, directly or indirectly arising out of or relating to (i) any breach of any representation or warranty made by Buyer contained in this Agreement for the period such representation or warranty survives, (ii) any breach of a covenant or agreement of Buyer contained in this Agreement, (iii) any of the Assumed Liabilities, and (iv) any and all Taxes for which Buyer is responsible in accordance with Section 5.2. Section 6.4 Third Party Claim Indemnification Procedures. (a) In the event that any written claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to any Indemnified Party hereunder, other than those relating to Taxes (which are the subject of Section 5.2(f)), is asserted against or sought to be collected from any Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party shall promptly, but in no event more than ten (10) days following such Indemnified Party’s receipt of a Third Party Claim, deliver a Claim Notice in respect of such Third Party Claim to the Indemnifying Party; provided, however, that the failure timely to give a Claim Notice shall affect the rights of an Indemnified Party hereunder only to the extent that such failure has an actual and material prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such Third Party Claim. The Indemnifying Party shall have 30

LA_LAN01:327561.28 days (or such lesser number of days set forth in the Claim Notice as may be required by court proceeding in the event of a litigated matter) after receipt of the Claim Notice (the “Notice Period”) to notify the Indemnified Party that it desires to defend the Indemnified Party against such Third Party Claim. (b) Subject to this Section 6.4(b), in the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense at its expense; provided, however, that the Indemnifying Party shall not have the right to direct and control the defense of any Third Party Claim if: (A) the Third Party Claim is in respect of any matter involving criminal liability; (B) the Indemnified Party is also a party to such Third Party Claim and Indemnified Party has been advised in writing by outside counsel that there are one or more legal defenses available to and likely to be used by the Indemnified Party that conflict with one or more of those available to and likely to be used by the Indemnifying Party; (C) such Third Party Claim involves any Governmental Entity as a party thereto; or (D) the Third Party Claim seeks as the primary cause of action the imposition of an equitable or injunctive remedy against the Indemnified Party or any of its Affiliates (other than equitable relief that is ancillary to claim for monetary damages). Once the Indemnifying Party has duly assumed the defense of a Third Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing. The Indemnified Party shall participate in any such defense at its expense unless (i) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) the Indemnified Party assumes the defense of a Third Party Claim after the Indemnifying Party has failed to diligently pursue a Third Party Claim it has assumed, as provided in the first sentence of Section 6.4(c), in which case the Indemnified Party’s participation shall be at the cost of the Indemnifying Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any Third Party Claim; provided that no such consent shall be required if such settlement or compromise (i) would not result in the imposition of injunctive or other equitable relief on the Indemnified Party or any of its Affiliates, (ii) contains a full and unconditional release of each Indemnified Party that is a party to such Third Party Claim from any liability with respect to such claim, without prejudice, (iii) does not contain any finding or admission of a violation of Law or violation of the rights of any Person or suggestion of wrongdoing by the Indemnified Party or any of its Affiliates, (iv) does not contain any finding or admission that would have an adverse effect on other claims made or threatened against the Indemnified Party or any of its Affiliates and (v) any monetary liability of the Indemnified Party will be promptly paid or reimbursed by the Indemnifying Party.

LA_LAN01:327561.28 (c) If the Indemnifying Party (i) is not entitled to or elects not to defend the Indemnified Party against a Third Party Claim, whether by not giving the Indemnified Party timely notice of its desire to so defend or otherwise or (ii) after assuming the defense of a Third Party Claim, fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten (10) days after receiving written notice from the Indemnified Party to the effect that the Indemnifying Party has so failed, the Indemnified Party shall have the right but not the obligation to assume its own defense; it being understood that the Indemnified Party’s right to indemnification for a Third Party Claim shall not be adversely affected by assuming the defense of such Third Party Claim. The Indemnified Party shall not settle a Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. (d) The Indemnified Party and the Indemnifying Party shall reasonably cooperate in order to ensure the proper and adequate defense of a Third Party Claim, including by providing reasonable access to each other’s relevant business records and other documents, and employees (provided that any confidential or privileged materials shall not be disclosed by the Indemnified Party other than as needed for the defense of the Third Party Claim, and the Indemnifying Party agrees to enter into a commercially reasonable confidentiality and non-use agreement with the Indemnified Party with respect to such information); it being understood that the costs and expenses of the Indemnified Party relating thereto shall be Losses. (e) The Indemnified Party and the Indemnifying Party shall use reasonable best efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges. Section 6.5 Consequential Damages. Notwithstanding anything to the contrary contained in this Agreement, no Person shall be liable under this Article VI for any consequential, punitive, special, incidental or indirect damages, including lost profits (in each case, except to the extent awarded in connection with a Third Party Claim). Section 6.6 Adjustments to Losses. (a) Insurance. In calculating the amount of any Loss, the proceeds that would otherwise constitute duplicative recovery with respect to such Loss and that are actually received by the Indemnified Party or any of its Affiliates under any insurance policy or pursuant to any claim, recovery, settlement or payment by or against any other Person in each case relating to the claim, net of any actual costs, expenses or premiums (or increases in premiums) incurred in connection with securing or obtaining such proceeds, shall be deducted, except to the extent that the adjustment itself would excuse, exclude or limit the coverage of all or part of such Loss. In the event that an Indemnified Party has any rights against a third party with respect to any occurrence,

LA_LAN01:327561.28 claim or loss that results in a payment by an Indemnifying Party under this Article VI, such Indemnifying Party shall be subrogated to such rights to the extent of such payment; provided that until the Indemnified Party recovers full payment of the Loss related to any such claim, any and all claims of the Indemnifying Party against any such third party on account of said indemnity payment is hereby expressly made subordinate and subject in right of payment to the Indemnified Party’s rights against such third party. Without limiting the generality or effect of any other provision hereof, each Indemnified Party and Indemnifying Party shall duly execute upon request all instruments reasonably necessary to evidence and perfect the subrogation and subordination rights detailed herein, and otherwise reasonably cooperate in the prosecution of such claims. (b) Reimbursement. If an Indemnified Party recovers an amount from a third party in respect of a Loss that is the subject of indemnification hereunder after all or a portion of such Loss has been paid by an Indemnifying Party pursuant to this Article VI, and such recovered amount would constitute duplicative payment to the Indemnified Party with respect to such Loss, the Indemnified Party shall as soon as practicable remit to the Indemnifying Party the excess (if any) of (i) the amount paid by the Indemnifying Party in respect of such Loss, plus the amount received from the third party in respect thereof, less (ii) the full amount of Loss. Section 6.7 Payments. The Indemnifying Party shall pay all amounts payable pursuant to this Article VI, by wire transfer of immediately available funds, as soon as practicable following receipt from an Indemnified Party of a bill, together with all accompanying reasonably detailed back-up documentation, for a Loss that is the subject of indemnification hereunder, unless the Indemnifying Party in good faith disputes the Loss, in which event it shall so notify the Indemnified Party. In any event, the Indemnifying Party shall pay to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Loss for which it is liable hereunder no later than three (3) days following any final determination of such Loss and the Indemnifying Party’s liability therefor. A “final determination” shall exist when (i) the parties to the dispute have reached an agreement in writing or (ii) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto. Section 6.8 Characterization of Indemnification Payments. All payments made by an Indemnifying Party to an Indemnified Party in respect of any claim pursuant to Section 6.3 or 6.4 hereof shall be treated as adjustments to the Purchase Price for Tax purposes. Section 6.9 Mitigation. Each Indemnified Party shall use its commercially reasonable efforts to mitigate any indemnifiable Loss. In the event an Indemnified Party fails to so mitigate an indemnifiable Loss, the Indemnifying Party shall have no liability for any portion of such Loss that reasonably could have been avoided had the Indemnified Party made such efforts.

LA_LAN01:327561.28 Section 6.10 Exclusive Remedy. Except as contemplated by Section 5.7(f) of this Agreement and Section 5.10(e) of the Seller Disclosure Letter, the rights and remedies of Seller and Buyer under this Article VI are exclusive and in lieu of any and all other rights and remedies which Seller and Buyer may have under this Agreement or otherwise against each other with respect to the Transaction for monetary relief, including, for the avoidance of doubt, with respect to (i) any breach of any representation or warranty or any failure to perform any covenant or agreement set forth in this Agreement and (ii) the Assumed Liabilities or the Excluded Liabilities, and Buyer and Seller each expressly waives any and all other rights or causes of action it or its Affiliates may have against the other party or its Affiliates now or in the future under any Law with respect thereto. No current or former director, officer, employee, incorporator, member, partner, shareholder, agent, attorney or Representative of any of Seller or Buyer, shall have any liability for any obligations or liabilities of Seller or Buyer, respectively, under this Agreement or any of the Ancillary Agreements or any other agreements contemplated hereunder or thereunder, or for any claim based on, in respect of, or by reason of, any of the Transactions. Section 6.11 Release. (a) Effective as of the Closing Date, Buyer (“Releasor”), on behalf of itself and its current Affiliates, Representatives, successors and assigns, hereby releases, acquits and forever discharges, to the fullest extent permitted by Law, Seller and each of its past, present or future officers, managers, directors, shareholders, partners, members, Affiliates, employees, counsel and agents (each a “Releasee”) of, from and against any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever (collectively “Claims”) which such Releasor or its heirs, Representatives, successors or assigns ever had, now has or may have on or by reason of any matter, cause or thing whatsoever, arising out of or relating to any circumstance, agreement, activity, action, omission, event or matter occurring or existing, in each case, prior to the date of the Closing and related to the Business, the Transferred Assets and/or the Assumed Liabilities, whether known or unknown, other than (i) Claims with respect to any rights or claims of Buyer under this Agreement or any Ancillary Agreement, including with respect to any breach, non-performance, action or failure to act by Seller, and (ii) with respect to any current Affiliate of Buyer that was a director, manager, officer or employee of Seller or any of its Subsidiaries at or prior to the Closing, (x) rights, if any, under indemnification provisions of the Organizational Documents of Seller or any of its Subsidiaries, as applicable, and (y) rights under any employment, stock option, bonus or other employment or compensation offers, arrangements, agreements or plans (collectively, “Released Claims”). Each Releasor agrees not to, and agrees to cause its respective current Affiliates and Subsidiaries not to, assert any Released Claim against any Releasee. (b) Effective as of the Closing Date, Seller, on behalf of itself and its current Affiliates, Representatives, successors and assigns, hereby releases, acquits and forever

LA_LAN01:327561.28 discharges, to the fullest extent permitted by Law, Buyer and each of its past, present or future officers, managers, directors, shareholders, partners, members, Affiliates, employees, counsel and agents (the “Buyer Released Parties”) of, from and against any and all Claims which Seller, its Affiliates or their heirs, Representatives, successors or assigns ever had, now has or may have on or by reason of any matter, cause or thing whatsoever, arising out of or relating to any circumstance, agreement, activity, action, omission, event or matter occurring or existing, in each case, prior to the date of the Closing whether known or unknown, other than (i) Claims with respect to any rights or claims of Seller under this Agreement or any Ancillary Agreement, including with respect to any breach, non-performance, action or failure to act by Buyer, (ii) rights, if any, of any Transferred Employee under indemnification provisions of the Organizational Documents of Seller or any of its Subsidiaries, as applicable, and (iii) rights under any employment, stock option, bonus or other employment or compensation offers, arrangements, agreements or plans (collectively, “Buyer Released Claims”). Seller agrees not to, and agrees to cause its respective current Affiliates and Subsidiaries not to, assert any Buyer Released Claims against any Buyer Released Party. (c) Each of Buyer and Seller, for itself and its Affiliates and Representatives (i) acknowledges that it is aware that such Person may hereafter discover facts different from or in addition to the facts which such Person now knows or believes to be true with respect to the subject matter of this Agreement, but that such Person intends that the general releases herein given shall be and remain in full force and effect, notwithstanding the discovery of any such different or additional facts and (ii) acknowledges that it has been informed of, and that such Person is familiar with, Section 1542 of the Civil Code of the State of California, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each of Buyer and Seller, for itself and its Affiliates and Representatives, hereby waives and relinquishes (a) all rights and benefits such Person has or may have under Section 1542 of the Civil Code of the State of California, to the full extent that such Person may lawfully waive all such rights and benefits pertaining to the subject matters of this Agreement and (b) any similar or comparable protections afforded by any case law or statutes of similar import, whether such laws are in the United States or elsewhere in the world. Section 6.12 Right of Set-Off. Upon notice specifying in reasonable detail the basis therefor, Buyer shall have the right to set off any amounts owed to a Buyer Indemnified Party under this Article VI against any amounts owed by Buyer under this Agreement or the Transition Services Agreement.

LA_LAN01:327561.28 ARTICLE VII DEFINITIONS Section 7.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below: “Accounts Payable” means all trade accounts and driver payables of Seller or its Affiliates as of the Closing arising out of the purchase or consumption of goods and services by the Business. “Accounts Receivable” means all trade accounts, credit card receivables and notes receivable and other miscellaneous receivables of the Business as of the Closing arising out of the sale or other disposition of goods or services of the Business, including, for the avoidance of doubt, all amounts due from banks, credit card processors, card networks and alternative payment providers reflected as prepaid credit card payables, rebates or deposits. “Accrued Expenses” means all accrued expenses of Seller as of the Closing arising out of the purchase or consumption of goods and services by the Business and customer deposits liability of the Business as of the Closing, but excluding all accrued expenses of Seller or the Business relating to Taxes or employees on account of any period prior to the Closing. “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. “Agreement” means this Asset Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof. “Allocation” has the meaning set forth in Section 5.2(h). “Ancillary Agreements” means collectively those agreements set forth in Exhibits B and C and the other agreements and documents to be entered into pursuant to this Agreement at the Closing. “Annual Financial Information” has the meaning set forth in Section 3.7(a). “Applicable Employees” has the meaning set forth in Section 5.3(d)(i).

LA_LAN01:327561.28 “Assigned Leases” means those leases and subleases governing real property used or leased by the Business, owned by Persons other than Seller or any of its Affiliates and listed on Schedule 7.1(a)(i). “Assumed Contracts” has the meaning set forth in Section 2.1(b). “Assumed Liabilities” means only (i) Liabilities arising after the Closing under the Assumed Contracts (other than Liabilities arising out of any breach by Seller or any of its Affiliates of any Assumed Contract), (ii) Liabilities arising after the Closing with respect to any Leased Real Property (other than any Liabilities arising out of any breach by Seller or any of its Affiliates of any Assigned Lease) or any Transferred Employee; (iii) except for the Excluded Liabilities, Liabilities Related to the Business or primarily related to the Transferred Assets, in the case of each of clauses (i), (ii) and (iii) to the extent arising out of events occurring after the Closing and to the extent relating to Buyer’s ownership of the Transferred Assets or Buyer’s operation of the Business after and relating to periods after the Closing; (iv) all Liabilities of US Media Company arising after the Closing (other than any Liabilities arising out of any breach, default, misconduct, negligence, failure to comply with any applicable Law, or other form of non- compliance by US Media Company at or prior to the Closing); and (v) Current Liabilities to the extent included in the calculation of Net Working Capital (subject to adjustment in accordance with 2.11). “Books and Records” means all books, ledgers, files, reports, plans, records, manuals and other materials (in any form or medium) exclusively of, or maintained exclusively for, the Business, but excluding any such items to the extent (i) they are included in or related to any Excluded Assets or Excluded Liabilities or (ii) any Law prohibits their transfer. “Business” means the manufacturing, marketing and sale of integrated solutions for the taxi industry, including (i) Taxi e-hailing applications and systems or integrated platforms for booking, billing for and paying for ground transportation services provided by Taxis, (ii) the lease, rental, distribution, sale or resale of point-of-sale payment devices and other payment solutions that are connected to eFleet or is otherwise part of an integrated platform for booking, billing for or paying for ground transportation services provided by Taxis, (iii) interactive taxi passenger and trip information applications and related software and support services, including tools for tracking, searching, collecting, parsing, sorting and reporting trip data, (iv) Dispatch Solutions, and (v) the placement, display and/or broadcast of, as well as affixing devices for the display or broadcast of, media content (whether traditional, print, digital, static, full-motion, stop- motion, video, audio, multimedia or otherwise) in and/or on Taxis, including advertisements and other paid content displayed on (A) devices mounted to the roof or trunk of Taxis, (B) passenger-facing digital media screens mounted inside Taxis or (C) images affixed, painted or projected on to the exterior surfaces of Taxis. For purposes of this Agreement (other than Section 5.10), all references to Business shall be limited to the

LA_LAN01:327561.28 Business conducted in North America (including the Caribbean Islands), the Republic of Ireland and the United Kingdom (including Northern Ireland and Scotland). “Business Client” means and includes any Person that (i) owns or controls one or more Taxis, (ii) owns or controls one or more Taxi Licenses, (iii) is a driver, manager or agent for one or more Taxis and/or Taxi Licenses, (iv) is a dispatch association, dispatch radio network or other Person that actually or purportedly manages and/or represents two or more Taxis or Taxi Licenses, (v) is a Governmental Entity with regulatory authority over any Taxi, and (vi) any Person that desires to, or actually, provides any of the foregoing with products, solutions and/or services similar to those provided by the Business. “Business Confidential Information” has the meaning set forth in Section 5.8(b). “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City and San Jose, California are authorized or obligated by Law or executive order to close. “Business User” means any Person that has a desire or makes an attempt to, or actually, books, hires, hails or otherwise arranges for, or pays for, ground transportation services to be performed or are performed by a Taxi. “Buyer” has the meaning set forth in the Preamble. “Buyer Indemnified Parties” has the meaning set forth in Section 6.2(a). “Buyer Party” means Buyer and any other Person that owns greater than 10% of Buyer’s equity interests, its and their directors, officers, managers, general partners and managing members and their respective directors, officers, managers, general partners and managing members, but excluding any of the foregoing that were employed by Seller or any of its Subsidiaries immediately prior to the Closing. “Buyer Plan” means any Buyer Welfare Plan, Buyer’s 401(k) Plan or other plan sponsored or maintained by Buyer that is of the same type as any Seller Compensation and Benefit Plan (including, but not limited to, Buyer’s employee stock purchase plan and other equity-based or cash based incentive plans). “Buyer Released Claims” has the meaning set forth in Section 6.11(b). “Buyer Released Parties” has the meaning set forth in Section 6.11(b). “Buyer’s 401(k) Plan” has the meaning set forth in Section 5.3(h). “Buyer’s FSA” has the meaning set forth in Section 5.3(i).

LA_LAN01:327561.28 “Buyer Welfare Plans” has the meaning set forth in Section 5.3(f). “Carve-Out Balance Sheet” means the Taxi-Carve-out Balance Sheet, dated December 10, 2017, identified to Buyer by Seller in writing as the “Carve-Out Balance Sheet” for purposes of this Agreement. “Change of Control Payments” means any amounts (including severance, termination, “golden parachute,” Tax gross-up, transaction bonus or other similar payments) which become payable as a result of or in connection with the consummation of the Transactions and which are owing to any current or former employees or equity holders of Seller or its Subsidiaries pursuant to employment agreements or other arrangements, including such entities’ share of Taxes payable with respect to all such amounts. “Claim Notice” means a written notice of a claim for indemnification under this Agreement, specifying with reasonable particularity the basis for such claim, and the amount or estimated amount of such claim, to the extent reasonably ascertainable, and any other material details pertaining thereto; without limiting the generality of the foregoing, a Claim Notice in respect of a Third Party Claim shall include the amount or the estimated amount of damages or other monetary remedies sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third Party Claim), any other remedy sought thereunder and any relevant time constraints relating thereto. “Claims” has the meaning set forth in Section 6.11(a). “Closing” means the closing of the asset sale that is the subject of this Agreement. “Closing Date” has the meaning set forth in Section 2.6. “Closing Purchase Price” has the meaning set forth in Section 2.5(a). “Closing Working Capital Statement” has the meaning set forth in Section 2.11(a). “CPA Firm” means an independent “Big Four” accounting firm mutually agreed upon between Buyer and Seller. “COBRA Benefits” has the meaning set forth in Section 5.3(m). “Code” means the Internal Revenue Code of 1986, as amended. “Combined Financial Information” has the meaning set forth in Section 3.7(b).

LA_LAN01:327561.28 “Confidentiality Agreement” means the confidentiality agreement between Seller and Buyer, dated September 25, 2017. “Consideration” has the meaning set forth in Section 5.2(h). “Contracts” means all agreements, contracts, leases and subleases, purchase orders, arrangements, sales orders, purchase orders, commitments and licenses or other legally binding agreements, arrangements, commitments or obligations that are Related to the Business as of the Closing, or to which any of the Transferred Assets are subject, whether written or oral, other than any Seller Compensation and Benefit Plan. “Copyrights” has the meaning set forth in the “Intellectual Property” definition. “Curb Intermediate I Holdings LLC Agreement” means the limited liability company agreement of Curb Intermediate I Holdings, LLC, a Delaware limited liability company. “Current Assets” means all Inventory, Accounts Receivable, and all credits, deferred charges, advance payments, security or other deposits, prepaid items and duties, but excluding all cash and cash equivalents and Intracompany Receivables. “Current Liabilities” means all Accounts Payable, Accrued Expenses and Deferred Revenue, but excluding all Intracompany Payables and all amounts specifically excluded from Accrued Expenses pursuant to the definition thereof. “Deferred Purchase Price Payment” means an amount equal to $7,500,000. “Deferred Revenue” means all deferred revenue of the Business classified as a current liability under GAAP. “Dispatch Solutions” means the leasing, renting, distribution, sale and/or resale to Business Clients of equipment, software, solutions and/or services for the dispatch and/or coordination of the operations of Taxis. “Employee Transfer Date” has the meaning set forth in Section 5.3(d)(iii). “Encumbrance” means any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage, easement, restriction on transfer, preemptive right, right of first refusal, or other restriction of any kind, other than non-exclusive licenses of Intellectual Property. “Environmental Law” means any Law relating to (A) the protection, investigation or restoration of the environment, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air,

LA_LAN01:327561.28 employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance. “ERISA” has the meaning set forth in Section 3.10(a). “ERISA Affiliate” has the meaning set forth in Section 3.10(c). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. “Excluded Assets” has the meaning set forth in Section 2.2. “Excluded Liabilities” means any Liabilities of Seller and its Affiliates other than the Assumed Liabilities. Without limiting the generality of the foregoing, “Excluded Liabilities” shall include any: (i) Liabilities relating to the Business or the Transferred Assets, in each case incurred or occurring at or prior to the Closing or relating to the period prior to the Closing (except to the extent a Current Liability taken into account in the calculation of Net Working Capital and excluding any chargebacks relating to such period), whether currently in existence or arising hereafter, (ii) Intracompany Payables, (iii) Indebtedness, (iv) except for the Assumed Liabilities, Liabilities related to any current or former employees of Seller or any Affiliate of Seller incurred or occurring (A) at or prior to the Closing or relating to the period prior to the Closing or (B) after the Closing and during the period such employees are employed by Seller or any Affiliate of Seller, including: (x) Liabilities with respect to any such employees’ unpaid base salary, paid time off, payroll, unpaid commissions, bonuses, sick leave, bereavement time, floating holidays or other similar paid time off and related Taxes, (y) Change of Control Payments, and (z) Liabilities arising under WARN or the Seller Compensation and Benefit Plans other than as set forth in Section 5.3, (v) except for the Assumed Liabilities, Liabilities of Seller or any businesses or assets of any Affiliate of Seller, (vi) Liability relating to or arising out of any Excluded Asset, (vii) Liabilities in respect of any pending or threatened Proceeding to the extent such Liabilities arise out of, relate to or are otherwise in respect of the operation of the Business or the Transferred Assets, in each case prior to the Closing, (viii) Liabilities arising out of, in connection with or relating to any violations by Seller or any of its Affiliates of, or the failure by Seller or any of its Affiliates to comply with, any Law, (ix) Liability for any and all: (1) Taxes of or owed by Seller or any Affiliate of Seller; or (2) Taxes of or with respect to US Media Company, the Business or the Transferred Assets attributable to the period prior to Closing, (x) Liability, whether currently in existence or arising hereafter, owed by Seller to any of its Affiliates, (xi) Transaction Expenses, (xii) Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee or agent of Seller or any of its Affiliates (including with respect to any breach of fiduciary obligations), (xiii) Liabilities of US Media Company, in each case incurred or occurring at or prior to the Closing or relating to the period prior to the Liabilities relating to the Business or the Transferred Assets, in each case incurred or occurring at or prior to the Closing or relating to the period prior to the

LA_LAN01:327561.28 Closing, whether currently in existence or arising hereafter, and (xiv) all current liabilities of Seller and its Affiliates not taken into account in the calculation of Net Working Capital (subject to adjustment in accordance with 2.11). “Final Net Working Capital” has the meaning set forth in Section 2.11(e). “Fixtures and Equipment” means all furniture, furnishings, vehicles, equipment, including IT Assets, tools, fixtures, spare parts, hardware, supplies, materials and other tangible personal property of any kind (other than Inventory) Related to the Business. “Fundamental Warranties” means (i) with respect to Seller, the representations and warranties set forth in Sections 3.1 (Organization and Qualification), 3.2 (US Media Company), 3.3 (Corporate Authorization), 3.5 (Non- Contravention), Section 3.19 (Title to Property) and 3.20 (Finders’ Fees), and (ii) with respect to Buyer, the representations and warranties set forth in Sections 4.1 (Organization and Qualification), 4.2 (Authorization) and 4.6 (Finders’ Fees). “GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied by Seller, including consistent principles, practices and methodologies (including classification and estimation methodologies) in the preparation of its consolidated financial statements which include the financial results of the Business. “Governmental Authorizations” means all licenses, permits, certificates and other authorizations and approvals Related to the Business and issued by or obtained from a Governmental Entity. “Governmental Entity” means any domestic or foreign governmental or regulatory authority, court, agency, commission, body or other legislative, executive or judicial governmental entity. “Government Contract” means any Material Contract to which Seller or any of its Subsidiaries is a party, or by which any of them are bound, the ultimate contracting party of which is a Governmental Entity (including any subcontract with a prime contractor or other subcontractor who is a party to any such contract). “Hazardous Substance” means any substance that is (A) listed, classified or regulated pursuant to or in connection with any Environmental Law and (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, radioactive material or radon. “Indebtedness” shall mean all obligations of the Business as of the Closing (including all obligations in respect of principal, accrued interest, penalties, fees and premiums), (a) for borrowed money (including overdraft facilities), (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of

LA_LAN01:327561.28 property, goods or services (including purchase price adjustments, “holdback” or similar payments, and the maximum amount of any potential earn-out payments, but other than current Accounts Payable incurred in the ordinary course of business), (d) for Contracts relating to interest rate protection, swap agreements, collar agreements and other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (e) all obligations to pay rent or other payment amounts under a lease which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP or conditional sales Contract or similar title retention instrument, (f) all negative balances in bank accounts and all overdrafts, (g) all obligations relative to the maximum amount of any letter of credit or letter of guaranty (whether drawn or undrawn), bankers’ acceptance or similar instrument issued or created for the account of such Person, (h) all obligations secured by any Encumbrance (other than Permitted Encumbrances), (i) in the nature of guarantees, sureties, assumptions and other contingent obligations in respect of, or obligations to purchase or to otherwise acquire, the obligations described in (a) through (h) above of any other Person, (j) all obligations in respect of prepayment premiums, penalties, breakage costs, “make whole amounts,” costs, expenses and other payment obligations that would arise if all Indebtedness referred to in the foregoing clauses (a) through (i) was prepaid (or, in the case of any Contracts relating to interest rate protection, swap agreements, collar agreements and other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, unwound and settled) in full at such time; and (k) to the extent any item of Indebtedness referred to in the foregoing clauses (a) through (i) cannot be repaid at such time (e.g., as a result of an irrevocable advance notice requirement), all interest on and other accretion of such Indebtedness that occurs between such time and the earliest time that repayment may occur (e.g., if notice were delivered at such time). “Indemnified Parties” has the meaning set forth in Section 6.2(a). “Indemnifying Party” has the meaning set forth in Section 6.4(a). “Initial Allocation” has the meaning set forth in Section 5.2(h). “Intellectual Property” means all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (collectively, “Trademarks”); (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, “Patents”); (iii) confidential information, trade secrets and know-how, processes, concepts and methods, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, “Trade Secrets”); (iv) published and unpublished works of authorship,

LA_LAN01:327561.28 whether copyrightable or not (including databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (“Copyrights”); and (v) moral rights and all other intellectual property or proprietary rights. “Interim Financial Information” has the meaning set forth in Section 3.7(b). “Intracompany Payables” means all account, note or loan payables recorded on the books of Seller or any Subsidiary for goods or services purchased by or provided to the Business, or advances (cash or otherwise) or any other extensions of credit to the Business from Seller or any Subsidiary, whether current or non-current. “Intracompany Receivables” means all account, note or loan receivables recorded on the books of Seller or any Subsidiary for goods or services sold or provided by the Business to Seller or any Subsidiary or advances (cash or otherwise) or any other extensions of credit made by the Business to Seller or any Subsidiary, whether current or non-current. “Inventory” means all inventory Related to the Business, wherever located, including all finished goods whether held at any location or facility of Seller or any of its Subsidiaries, in transit to Seller or any of its Subsidiaries or installed in a Taxi, in each case as of the Closing Date. “IRS” has the meaning set forth in Section 3.10(b). “IT Assets” means computers, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, all other information technology equipment and all associated documentation, in each case Related to the Business, except to the extent included in Excluded Assets. “knowledge” means the actual knowledge of the Seller’s executive officers listed in Schedule 7.1(a)(ii). “Law” means any law, statute or ordinance, or any rule, regulation, standard, judgment, determination, order, writ, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law. “Leased Real Property” means all real property that is the subject of the Assigned Leases. “Liabilities” means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising

LA_LAN01:327561.28 (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto. “Licenses” has the meaning set forth in Section 3.17. “Losses” has the meaning set forth in Section 6.2(a). “Material Adverse Effect” means any event, condition, change, occurrence or development of a state of circumstances (any such item, an “Effect”) that, individually or in the aggregate with all other Effects, has, or could reasonably be expected to have or result in a material adverse effect on (x) the business, condition (financial or otherwise), operations or results of operations of the Business taken as a whole, (y) the Transferred Assets or the Assumed Liabilities, taken as a whole, or (z) the ability of Seller to consummate the Transactions; provided, however, that Material Adverse Effect shall not include any event, condition, change, occurrence or development of a state of circumstances resulting from, attributable to, or arising in connection with (A) general political, economic, business or market (including currency) conditions or general changes or developments in the industries in which the Business operates, (B) acts of terrorism or war (whether or not declared), armed hostilities or natural disasters or any escalation or worsening thereof, (C) this Agreement, the Transactions, or the announcement or performance thereof, including any negative impact on or disruption in relationships with customers, suppliers, distributors, employees or similar relationships, (D) changes in Law or any applicable accounting regulations or principles (including GAAP) or the interpretations thereof, (E) changes in the price or trading volume of Seller’s parent company stock (provided that the cause(s) underlying any such changes may be taken into account in determining whether there has been, or could reasonably be expected to be, a Material Adverse Effect), (F) any failure by Seller’s parent company or the Business to meet public or internal revenue, earnings or other projections (provided that the cause(s) underlying any such failure may be taken into account in determining whether there has been, or could reasonably be expected to be, a Material Adverse Effect) or (G) the taking of any action expressly required by this Agreement or expressly approved or permitted in writing by Buyer, except, in the case of clauses (A) and (B), to the extent that such Effect has a disproportionate adverse effect on the Business, the Transferred Assets or the Assumed Liabilities, each, taken as a whole, as compared to the adverse impact such Effect has on other Persons operating in the industries or markets in which the Business is operated, in which case such disproportionate adverse effect may be taken into account in determining whether there has been, or could reasonably be expected to be, a Material Adverse Effect. “Material Contracts” has the meaning set forth in Section 3.16(a). “Net Working Capital” means, as of the Closing, Current Assets minus Current Liabilities as determined in accordance with the methodologies set forth in the Carve-Out Balance Sheet.

LA_LAN01:327561.28 “Net Working Capital Payment” has the meaning set forth in Section 2.11(f). “Non-Governmental Authorizations” means all licenses, permits, certificates and other authorizations and approvals other than Governmental Authorizations that are (i) held by Seller or any of its Affiliates and (ii) Related to the Business. “Notice Period” has the meaning set forth in Section 6.4(a). “NYC Licenses” has the meaning set forth in Section 2.12. “Organizational Documents” means as to any Person the certificate or articles of incorporation, by-laws, limited liability company agreement, limited partnership agreement or similar governing document of such Person. “Patents” has the meaning set forth in the “Intellectual Property” definition. “Payment Solutions” means (i) the development, implementation and maintenance of, and/or providing Business Users and Business Clients with access to and/or use of, a technology platform that facilitates payment for services provided in and/or by Taxis and (ii) the leasing, renting, distribution, sale and/or resale to Business Clients of equipment, software, solutions and/or services for the making, acceptance and/or processing of credit card, debit card and/or other non-cash payment transactions in and/or for Taxis and/or the services provided therein or thereby, and including, for the avoidance of doubt, the provision of payment gateway and payment terminal solutions. “Permitted Encumbrances” means (i) mechanics’, materialmen’s, warehousemen’s, carriers’, workers’, or repairmen’s liens or other similar common law or statutory Encumbrances arising or incurred in the ordinary course of business, provided an adequate reserve, determined in accordance with GAAP, has been established therefor in the Combined Financial Information, (iii) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, provided an adequate reserve, determined in accordance with GAAP, has been established therefor in the Combined Financial Information, and (iv) with respect to real property, (A) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry or other similar restrictions, including any other agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing, (B) any conditions that may be shown by a current survey or physical inspection and (C) zoning, building, subdivision or other similar requirements or restrictions, in the case of each of clauses (A), (B) and (C), which are not material in amount or do not, individually or in the aggregate, materially detract from the value of or materially impair the existing use of the property so affected, and (v) Encumbrances that are immaterial in nature.

LA_LAN01:327561.28 “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a Governmental Entity, a trust or other entity or organization. “Printed Material” has the meaning set forth in Section 5.7(c)(i). “Proceeding” means any judicial or administrative action, investigation, audit, claim, suit, arbitration, proceeding or other litigation. “Purchase Price” means an amount equal to the Closing Purchase Price plus the Deferred Purchase Price Payment. “Registered” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar. “Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 2006. “Related to the Business” means owned, leased, held, used or held for use primarily in connection with, or primarily related to, the Business as conducted by Seller and its Affiliates prior to the Closing. “Released Claims” has the meaning set forth in Section 6.11(a). “Releasee” has the meaning set forth in Section 6.11(a). “Releasor” has the meaning set forth in Section 6.11(a). “Representatives” has the meaning set forth in Section 5.1(a). “Restricted Period” has the meaning set forth in Section 5.7(d). “Retained Mark” has the meaning set forth in Section 5.7(b). “Scheduled Intellectual Property” has the meaning set forth in Section 3.15(a). “Seller” has the meaning set forth in the Preamble. “Seller Compensation and Benefit Plan” has the meaning set forth in Section 3.10(a). “Seller Disclosure Letter” has the meaning set forth in Article III. “Seller Indemnified Parties” has the meaning set forth in Section 6.3.

LA_LAN01:327561.28 “Seller Leased Property” means those assets or rights not included in the Transferred Assets that are to be leased, licensed or otherwise provided by Seller and/or any of its Affiliates to Buyer and/or any of its Affiliates pursuant to this Agreement or any Ancillary Agreement, including the Seller Licensed Intellectual Property but excluding the Leased Real Property. “Seller Licensed Intellectual Property” means the Intellectual Property to be licensed to Buyer or any of its Affiliates by Seller or any of its Affiliates pursuant to this Agreement or any Ancillary Agreement. “Seller Parties” has the meaning set forth in Section 3.1. “Seller’s 401(k) Plan” has the meaning set forth in Section 5.3(h). “Seller’s FSA” has the meaning set forth in Section 5.3(i). “Subsidiary” means any Person (i) whose securities or other ownership interests having by their terms the power to elect a majority of the board of directors or other persons performing similar functions are owned or controlled, directly or indirectly, by such Person and/or one or more Subsidiaries, or (ii) whose business and policies such Person and/or one or more Subsidiaries have the power to direct; provided, however, that, with respect to Seller, “Subsidiary” includes VeriFone System, Inc., a Delaware corporation. “Target Net Working Capital” means $12,500,000. “Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, notices, forms and information returns) required to be supplied to a Tax authority relating to Taxes. “Taxes” means all federal, state, local and foreign gross or net income, alternative, add-on minimum, profits, franchise, gross receipts, environmental, customs duty, capital stock, capital gains, severance, stamp, payroll, sales, gift, estate, transfer, registration, employment, unemployment, disability, use, real and personal property, withholding, excise, social security, windfall profit, escheat, unclaimed property, premium, ad valorem, business, production, value added, occupancy, estimated and other taxes, duties, assessments, governmental fees or other like assessments or charges of any kind whatsoever imposed by a Governmental Entity, whether disputed or not, (together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions), and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person. “Taxi” means any taxicab, limousine, livery, black car or other automobile generally used to provide ground transportation services to members of the public in exchange for remuneration.

LA_LAN01:327561.28 “Taxi License” means any Governmental Authorization that entitles or permits the holder thereof to own, operate, manage, dispatch, represent, act as agent for or otherwise control the business, operation or use of one or more Taxis, including, without limitation, taxi medallions. “Territory” means worldwide (other than Poland), except to the extent any territory ceases to constitute the Territory pursuant to the second to last sentence of Section 5.10(a) of the Seller Disclosure Letter. “Third Party Claim” has the meaning set forth in Section 6.4(a). “Trademarks” has the meaning set forth in the “Intellectual Property” definition. “Trade Secrets” has the meaning set forth in the “Intellectual Property” definition. “Transaction Expenses” means all fees, costs, expenses and other similar obligations of, or amounts incurred or payable by or on behalf of Seller or any of its Subsidiaries that have not been paid in full prior to the Closing, in each case in connection with the preparation, negotiation, execution or performance of this Agreement, the Ancillary Agreements or the consummation of the Transactions, including the following: (a) the fees and disbursements of, or other similar amounts charged by, counsel retained by Seller and its Subsidiaries; (b) the fees and expenses of, or other similar amounts charged by, any accountants, agents, financial advisors, consultants and experts retained by Seller and its Subsidiaries; (c) any investment banking, brokerage or finder’s fees and related expenses; and (d) the other out-of-pocket expenses, if any, of Seller and its Subsidiaries. “Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements, including, but not limited to, the purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities pursuant to this Agreement. “Transfer Taxes” has the meaning set forth in Section 5.2(e). “Transferred Assets” has the meaning set forth in Section 2.1. “Transferred Employees” has the meaning set forth in Section 5.3(d)(ii). “Transferred Employees’ Records” means all personnel files related to the Transferred Employees, provided that Transferred Employees’ Records shall not include any files the transfer of which would be prohibited by Law. “Transferred Intellectual Property” means the Transferred Trademarks, Transferred Patents and the Transferred Software IP. For the avoidance of doubt, the

LA_LAN01:327561.28 Transferred Intellectual Property shall include only Intellectual Property that is Related to the Business and shall not include any Intellectual Property that is used by Seller in its point-of-sale payment systems or services businesses. “Transferred Patents” means only the patents and patent applications set forth on Schedule 7.1(a)(iv), together with all foreign counterparts, reissues, continuations, continuations-in-part, divisions, revisions, extensions, restorations and reexaminations thereof. “Transferred Software” means only the computer software and applications set forth on Schedule 7.1(a)(v), together with all of the following primarily of, for or related to such computer software and applications: (a) source code and object code; (b) documentation; (c) databases and data compilations Related to the Business; (d) files, application programming interfaces; (e) updates, upgrades, corrections, modifications, translations, ports, releases and versions; (f) works embodied in such computer software and applications (including any audio or visual content or screen displays in the user interface) and (g) data, information and other content of any type and in any format, medium, or form Related to the Business and generated automatically upon executing any such computer software and applications without additional user input or is otherwise authored by any such computer software and applications. “Transferred Software IP” means the Copyrights in the Transferred Software and Trade Secrets that comprise, are comprised by or are embodied in or primarily related to the Transferred Software. “Transferred Trademarks” means only the Trademarks set forth on Schedule 7.1(a)(vi). “Transition Services Agreement” means the transition services agreement to be entered by Buyer and Seller on the Closing Date, substantially in the form set forth on Exhibit B. “UK Employees” has the meaning set forth in Section 5.3(a). “UK Media Limited” means VeriFone Media Limited, a private limited company registered in England and Wales. “UK Media Holdings” means Taxi Media Holdings Limited, a private limited company registered in England and Wales. “Unassigned Contract” has the meaning set forth in Section 2.3. “US Employees” has the meaning set forth in Section 5.3(b). “US Media Company” means VeriFone Media, LLC, a Delaware limited liability company.

LA_LAN01:327561.28 “WARN” means the Worker Adjustment and Retraining Notification Act. “Working Capital Dispute Notice” has the meaning set forth in Section 2.11(b). “Working Capital Resolution Period” has meaning set forth in Section 2.11(c). Section 7.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement. Section 7.3 Other Definitional Provisions. Unless the express context otherwise requires: (a) the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean United States Dollars; (d) references herein to a specific Section, Subsection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement; (e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation;” and (f) references herein to any gender includes each other gender. ARTICLE VIII MISCELLANEOUS Section 8.1 Modification or Amendment. Subject to the provisions of applicable Law, the parties hereto may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties. Section 8.2 Waiver. (a) Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

LA_LAN01:327561.28 (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by Law. Section 8.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement. Section 8.4 Governing Law; Waiver of Jury Trial; Arbitration. (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware without regard to the conflict of law principles thereof to the extent that such principles would direct a matter to another jurisdiction. (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. (c) Any controversy, claim or other dispute arising out of or relating to this Agreement shall be determined by binding arbitration administered by JAMS in accordance with JAMS’ Comprehensive Arbitration Rules and Procedures as such Rules exist on the date of this Agreement, including Rules 16.1 and 16.2 thereof, before one arbitrator, who shall be selected jointly by the parties involved in such controversy, claim or other dispute or, if such parties cannot agree on the selection of the arbitrator, shall be selected by JAMS (provided that any arbitrator selected by JAMS shall not, without the consent of the parties involved in the controversy, claim or dispute, be affiliated with such parties or their counsel). Any arbitration shall be held in San Jose, California. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. In addition to any other proper relief, the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. Unless and until the arbitrator shall have awarded the prevailing party costs and attorneys’ fees pursuant to the immediately following sentence, the parties to the arbitration proceeding shall equally bear any arbitration fees and administrative costs associated with the arbitration. The prevailing party (as determined by JAMS) shall be entitled to recover reasonable costs and expenses (including expert witness fees, attorneys’ fees and costs of discovery) incurred during the course of arbitration.

LA_LAN01:327561.28 The arbitration, including any discovery permitted or information exchanged during the course of the arbitration, shall be confidential. Section 8.5 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when delivered, if delivered personally to the intended recipient, (ii) one (1) Business Day later, if sent by overnight delivery via a national courier service and (iii) when sent by email (provided that the transmission of the email is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein), and in each case, addressed to a party at the following address or email address for such party: To Buyer: Curb Technologies, LLC 11-11 34th Avenue Long Island City, NY 11106 Attention: President Telephone: (718) 752-1656 Facsimile: None Email: None With a copy (which shall not constitute notice) to: Stradling Yocca Carlson & Rauth, P.C. 100 Wilshire Boulevard, 4th Floor Santa Monica, California 90401 Attention: David M. Smith, Esq. Telephone: (424) 214-7024 Facsimile: (424) 214-7010 Email: dsmith@sycr.com To Seller: VeriFone, Inc. 88 W. Plumeria Drive San Jose, CA 95134 Attention: General Counsel Telephone: (408) 232-7840 Facsimile: (408) 232-7848 Email: Greg.Triber@VERIFONE.com

LA_LAN01:327561.28 With a copy (which shall not constitute notice) to: Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, California 94303 Attention: John L. Savva Telephone: (650) 461-5610 Facsimile: (650) 461-5761 Email: savvaj@sullcrom.com or to such other persons, addresses or email addresses as may be designated in writing by the party to receive such notice as provided above. Section 8.6 Entire Agreement. This Agreement (including any exhibits and schedules hereto), the Ancillary Agreements, the Confidentiality Agreement and the Seller Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement is hereby amended to automatically terminate in its entirety, effective as of the Closing. Section 8.7 Third-Party Beneficiaries. (a) Except as set forth in this Section 8.7(a), Buyer and Seller hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Notwithstanding the foregoing, it is agreed that each Indemnified Party is an intended third-party beneficiary as set forth in this Agreement. Each intended third-party beneficiary shall have the right to enforce by appropriate action (including suit for specific performance) the provisions of this Agreement intended to benefit such person. (b) In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, except as set forth in Section 8.7(a), Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Section 8.8 Obligations of Buyer and Seller. Whenever this Agreement requires a Subsidiary of Buyer to take any action, such requirement shall be deemed to include an undertaking on the part of Buyer to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of Seller to take any action, such

LA_LAN01:327561.28 requirement shall be deemed to include an undertaking on the part of Seller to cause such Subsidiary to take such action. Section 8.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a), be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Section 8.10 Public Disclosure. Notwithstanding anything to the contrary contained herein, except as may be required to comply with the requirements of any applicable Law and the rules and regulations of any stock exchange upon which the securities of one of the parties is listed, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made relating to this Agreement unless specifically approved in advance by both parties hereto. To the extent any press release or similar public announcement or communication is required by applicable Law or the rules and regulations of any applicable stock exchange, prior to making any such press release, public announcement or communication, to the extent practicable, Buyer and Seller will consult with each other with respect to the content thereof; provided that, in no event shall Buyer or Seller be required to consult with the other party hereto in connection with any earnings release, earnings call or similar communication or any report or filing under the Exchange Act or the Securities Act of 1933, as amended, that discloses and describes or files the Agreement or includes disclosure of the financial impact of the transaction on Buyer or Seller (including through the filing of pro forma financial information). Notwithstanding anything to the contrary contained in this Agreement, each of Seller and Buyer and their respective Affiliates shall be allowed to (i) disclose the terms of this Agreement and the Transactions: (x) in connection with summary information about the financial condition of Buyer or the Business in the case of Buyer or its Affiliates, or Seller or its business, in the case of Seller or its Affiliates, (y) to any of its Affiliates, auditors, attorneys, financing sources, limited partners, investors, potential investors or other agents; provided, however, that, in the case of disclosures made pursuant to clauses (x) and (y), the recipient is informed of the confidential nature of such information, and (ii) make disclosures, including in marketing materials or on their websites, with respect to the Transactions that are consistent with prior releases or public announcements or communications made in compliance with this Section 8.10.

LA_LAN01:327561.28 Section 8.11 Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transactions shall be borne by the party incurring such costs and expenses. Section 8.12 Bulk Sales. Seller and Buyer agree to waive compliance with Article 6 of the Uniform Commercial Code as adopted in each of the jurisdictions in which any of the Transferred Assets are located to the extent that such Article is applicable to the Transactions and any comparable or similar Laws with respect to asset transfers under applicable Law. Section 8.13 Headings. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Section 8.14 Assignment. This Agreement shall not be assignable by operation of Law or otherwise; provided, however, that following the Closing: (a) Buyer may assign all or part of its rights and/or delegate all or part of its obligations under this Agreement or any Ancillary Agreement to any Affiliate of Buyer; provided that no assignment or delegation shall relieve Buyer of any of its obligations under this Agreement or any Ancillary Agreement unless the parties hereto enter a novation; (b) all or part of the rights and interests and/or obligations of Buyer under this Agreement or any Ancillary Agreement: (i) may be assigned and/or delegated to any purchaser of a substantial portion of the assets of Buyer or any of its Affiliates; provided that no assignment or delegation shall relieve Buyer of any of its obligations under this Agreement or any Ancillary Agreement unless the parties hereto enter a novation; and (ii) may be assigned as a matter of law to the surviving entity in any merger, consolidation, share exchange or reorganization involving Buyer or any of its Affiliates; and (c) Buyer and its Affiliates shall be permitted to collaterally assign, at any time and in their sole discretion, their respective rights hereunder to any lender or lenders providing financing to Buyer or any of its Affiliates (including any agent for any such lender or lenders) or to any assignee or assignees of such lender, lenders or agent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement is void. Section 8.15 Disclaimers. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH HEREIN AND THE REPRESENTATIONS AND WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH IN THE ANCILLARY AGREEMENTS, THE TRANSFERRED ASSETS ARE SOLD “AS IS, WHERE IS”, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO SELLER OR ITS AFFILIATES, THE TRANSFERRED ASSETS OR THE BUSINESS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS

LA_LAN01:327561.28 AGREEMENT AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE ANCILLARY AGREEMENTS, SELLER EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES REGARDING LIABILITIES, OWNERSHIP, LEASE, MAINTENANCE OR OPERATION OF THE BUSINESS, THE TITLE, CONDITION, VALUE OR QUALITY OF THE TRANSFERRED ASSETS, THE BUSINESS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE BUSINESS; AND SELLER EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE TRANSFERRED ASSETS, THE BUSINESS OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

LA_LAN01:327561.28 IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above. VERIFONE, INC. By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel CURB TECHNOLOGIES, LLC By: /s/ Farhaad Chanduwadia Name: Farhaad Chanduwadia Title: Authorized Signatory